Exhibit 10.3(c)

LEASE

BETWEEN

KCP NNN II LEASEHOLD 4, LLC,

A DELAWARE LIMITED LIABILITY COMPANY,

AS LANDLORD,

AND

CARIS MPI, INC.,

A TEXAS CORPORATION,

AS TENANT

DATED AS OF JULY 25, 2019

LEASE

THIS LEASE (this “Lease”), dated as of July 25, 2019 (the “Effective Date”), is between KCP NNN II LEASEHOLD 4, LLC, a Delaware limited liability company (herein, as further defined in Paragraph 33, called “Landlord”), and CARIS MPI, INC., a Texas corporation (herein called “Tenant”).

NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and intending to be legally bound, the parties agree as follows:

1.            Demise of Premises.

In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord hereby demises and lets to Tenant, and Tenant hereby lets from Landlord, for the term herein described, the premises (herein called the “Premises”) commonly known as 3600 W. Royal Lane, Irving, Texas 75063, consisting of:

(a)         That parcel of land described on Exhibit l(a) attached hereto and made a part hereof, together with all of Landlord’s right, title and interest, if any, in and to all easements, rights of way, appurtenances, strips and gores of land, mineral rights, water rights and other interests, rights and benefits thereunto belonging, and to all public or private streets, roads, avenues, alleys, or passways, open or proposed, on or abutting the parcel of land (collectively, the “Land Parcel”);

(b)         All buildings on and other improvements on the Land Parcel, including an office building containing approximately 114,500 rentable square feet of space (the “Building”); parking areas on the Land Parcel; and Landlord’s right, title and interest in all systems, building fixtures, amenities, facilities, machinery and equipment used in the operation of the facility and other improvements, conduits, ducts, hot water heaters, oil burners, domestic water systems, and installations including those used to provide fire protection, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto, all elevators, escalators, canopies, and the physical structure of all signs, which are used for the operation of the Building (collectively, with the Building, the “Improvements”);

(c)         Landlord’s right, title and interest in all intangible property used in connection with the Land Parcel and Improvements including, without limitation, all contract rights, guarantees, licenses, permits, registrations and warranties relating to the ownership or the maintenance of the Land Parcel or the Improvements, or both (the “Intangible Personal Property”).

2.            Title and Condition.

(a)         The Premises are demised and let subject to (i) the existing state of the title as of the Commencement Date, including the Permitted Exceptions (as set forth and defined in Exhibit 2(a)), (ii) any state of facts which an accurate survey or physical inspection thereof might show, (iii) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, and (iv) the condition of any buildings, structures and other improvements located thereon, as of the Commencement Date, without representation or warranty by Landlord except as otherwise expressly set forth herein. Tenant represents that it has examined the title to, zoning of and other restrictions applicable to, and the condition of, the Premises as of the Effective Date and has found the same to be satisfactory to it.

(b)         EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE AND THE WORK LETTER ATTACHED HERETO AS EXHIBIT 2(b) (THE “WORK LETTER”), LANDLORD SHALL NOT BE OBLIGATED TO PROVIDE OR PAY FOR ANY IMPROVEMENT WORK OR SERVICES RELATED TO THE IMPROVEMENT OF THE PREMISES, AND TENANT ACKNOWLEDGES AND AGREES THAT THE PREMISES ARE LEASED “AS IS”, WITH TENANT ACCEPTING ALL DEFECTS, IF ANY; AND LANDLORD MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES (WITHOUT LIMITATION, LANDLORD MAKES NO WARRANTY AS TO THE HABITABILITY, FITNESS OR SUITABILITY OF THE PREMISES FOR A PARTICULAR PURPOSE, NOR AS TO COMPLIANCE WITH ANY LAWS, RULES OR REGULATIONS, NOR AS TO THE ABSENCE OF ANY TOXIC OR OTHERWISE HAZARDOUS SUBSTANCES).

3.            Use of Premises.

Subject to applicable Legal Requirements, Tenant may use the Premises for general office purposes and any other office-related uses typical or ancillary thereto, provided all such uses shall comply with applicable Legal Requirements and any restrictive covenants applicable to the Premises (each, a “Permitted Use” and collectively, the “Permitted Uses”). Without limiting the generality of the foregoing, Tenant shall have twenty-four (24) hour, seven days per week access to and may use the Premises for (and the Permitted Uses shall include): (i) medical diagnostics, (ii) laboratory-based research, (iii) other medical review services, (iv) imaging center, (v) clinical and anatomic pathology laboratory services, (vi) molecular genetic laboratory services, (vii) cytogenetic laboratory services, (viii) Biosafety level 2 laboratory associated activities, (ix) processing of any type of bodily fluids, tissues, or other products associated with or derived from human or animal tissues, cell lines, bacterial cultures, viral cultures, recombinant DNA, work, diagnostic medical laboratory and related services, testing and administration, and (x) use and appropriate disposal of hazardous chemicals and biohazardous waste. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Uses. Tenant shall not permit or cause any act to be done in or about the Premises that will violate any applicable Legal Requirements or that could reasonably be expected to increase the existing rate of insurance on the Premises. Tenant shall not commit or allow to be committed or exist any waste upon the Premises or any public or private nuisance.

4.            Term; Access; Tenant Improvements; Property Management.

(a)         The term of this Lease shall commence on the Effective Date (the “Commencement Date”) and continue in full force and effect thereafter and expire on June 30, 2035 (the “Initial Term”), unless sooner terminated or extended as hereinafter provided or otherwise agreed by Landlord and Tenant in writing. Upon expiration of the Initial Term, provided Tenant is not then in default under this Lease, Tenant may renew this Lease for two (2) additional periods of sixty (60) months each, exercisable in accordance with the terms of Exhibit 4(a) attached hereto (each, a “Renewal Term”). The definition “Term” shall mean the Initial Term plus any Renewal Term, unless sooner terminated as hereinafter provided in this Lease.

(b)          Tenant shall be permitted to self-manage the Premises or to engage a property manager reasonably acceptable to Landlord to manage the Premises. Tenant may (but shall not be obligated to) engage Landlord or an Affiliate of Landlord to provide such property management services pursuant to a separate property management agreement between Tenant and Landlord or such Affiliate, which property management agreement shall provide for a management fee not to exceed three percent (3.0%) of the annual Rent (without regard to any abatement period provided for in this Lease).

5.            Rent.

(a)          Tenant covenants to pay to Landlord, as rent for the Premises during the Term of this Lease basic rent in the amounts set forth on Exhibit 5 attached hereto (herein called the “Basic Rent”), in advance on the first Business Day of each calendar month during the Term by wire or other electronic transfer of immediately available funds to the Landlord at the address set forth above or to such other person or such other place or account as Landlord from time to time may designate to Tenant in writing; provided, Landlord may designate to Tenant in writing that all but not less than all of the monthly Basic Rent be paid directly to a Mortgagee (as hereinafter defined) or an institutional payment agent. Basic Rent for any partial calendar month included in the Term shall be prorated. Basic Rent for any partial calendar month at the beginning of the Term shall be paid by Tenant on the Effective Date.

(b)          Tenant covenants that all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease together with every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof, shall constitute additional rent hereunder (herein called “Additional Rent” and, together with Basic Rent, “Rent”). In the event of any failure by Tenant to pay or discharge any Additional Rent due Landlord, Landlord shall have all rights, powers and remedies provided herein or by law in the case of nonpayment of Basic Rent. Tenant also covenants to pay to Landlord on demand an amount (the “Late Charge”) equal to one percent (1%) of the payment amount then due on all installments of Basic Rent or Additional Rent due to Landlord which are more than fifteen (15) days overdue, to cover Landlord’s administrative expenses; provided that Landlord shall not impose a Late Charge for the first such late payment of Basic Rent in any calendar year if such Basic Rent payment is paid within three (3) Business Days following Tenant’s receipt of written notice from Landlord of such delinquency. The actual amount of Landlord’s administrative expenses arising by reason of a late payment will be difficult to ascertain, and the parties agree that the Late Charge as calculated above is a reasonable estimate thereof. In addition, in the event any amount of Basic Rent or Additional Rent due to Landlord is not paid within fifteen (15) days of the due date thereof, Tenant further covenants to pay to Landlord on demand interest on each such delinquent amount of Basic Rent and Additional Rent due to Landlord from the due date until such amount is paid in full at the per annum rate of interest (the “Default Rate”) equal to an annual rate of three percent (3%) plus the annual “prime rate” as reported by the Wall Street Journal (the “Prime Rate”), but in no event shall the Default Rate exceed the maximum rate permitted by law; provided that Landlord shall not impose such interest for the first late payment of Rent in any calendar year if such Rent payment is paid within three (3) Business Days following Tenant’s receipt of written notice from Landlord of such delinquency. If the Wall Street Journal is no longer published or the Wall Street Journal discontinues publication of the “prime rate,” then Landlord shall designate a reasonably comparable prime rate as the Prime Rate. Notwithstanding anything in this Lease to the contrary, (i) Tenant’s obligation to pay Additional Rent shall be abated from the Commencement Date through and including December 31, 2019, provided, however, such abatement of Additional Rent shall not relieve Tenant of its obligation to maintain the Required Insurance as required herein during the period of such abatement, and if Tenant fails to maintain such Required Insurance and Landlord exercises its rights under Subparagraph 12(c), Tenant shall be fully liable for the costs thereof notwithstanding the abatement of Additional Rent from the Effective Date through December 31, 2019; and (ii) from the Commencement Date through and including December 31, 2019, Landlord shall, at its sole cost, manage (or cause to be managed) the Premises and maintain such service agreements as reasonably required to keep the Premises in the same condition as exists on the Commencement Date, excluding ordinary wear and tear, casualty, condemnation, and damage caused by Tenant, its Affiliates, agents, representatives, employees, or contractors. For the avoidance of doubt, commencing January 1, 2020 and continuing through the Term, (i) Tenant shall be fully responsible for all Additional Rent as set forth in this Lease, (ii) Paragraph 10 of this Lease shall govern the maintenance, repair and replacement of the Premises, and (iii) subject to Subparagraph 4(b), Tenant shall be responsible for the management of the Premises. Landlord and Tenant shall cooperate and work in good faith to ensure the orderly transition of the management of the Premises from Landlord to Tenant hereunder.

6.            Net Lease; Non-Terminability.

(a)          Except as otherwise expressly set forth in this Lease, this is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Basic Rent payable under this Lease shall be an absolutely net return to the Landlord and that the Tenant shall pay all costs and expenses relating to the Premises and the business carried on therein, unless otherwise expressly provided to the contrary in this Lease. Any amount or obligation relating to the Premises which is not expressly declared to be that of the Landlord shall be deemed to be an obligation of the Tenant to be performed by the Tenant at the Tenant’s expense. Except as expressly provided in this Lease, Basic Rent and Additional Rent shall be paid by Tenant without notice or demand, setoff, counterclaim, suspension, deduction or defense.

(b)          Except as expressly provided in this Lease, Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, or winding-up or other proceeding affecting Landlord or its successors in interest or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successors in interest or by any court in any such proceeding.

(c)          Except as expressly provided in this Lease, Tenant waives, to the extent permitted by law, all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Basic Rent or Additional Rent.

7.            Taxes and Assessments; Tax and Insurance Escrow; Compliance with Law; Environmental Matters.

(a)          Subject to Paragraph 18 below, and to the abatement of Additional Rent as set forth in Paragraph 5(b) above, Tenant shall pay or discharge all Impositions, as hereinafter defined, when due. Notwithstanding the foregoing provision of this Subparagraph 7(a), Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, transfer, net income or excess profits taxes of Landlord hereunder (other than (i) any taxes on gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent or Additional Rent or levied upon or assessed against the Premises, (ii) any Texas Franchise Taxes included in the definition of Impositions and (iii) any such tax, assessment, charge or levy imposed or levied upon or assessed against Landlord in substitution for or in place of an Imposition). Tenant agrees to furnish to Landlord, within thirty (30) days after written request therefor, evidence of the payment of all Impositions. Subject to Paragraph 18 below, and to the abatement of Additional Rent as set forth in Paragraph 5(b) above, Tenant shall pay all Taxes and charges for utilities consumed on the Premises that are due and payable at any time or from time to time during the Term, and for any Taxes and utility charges that are assessed, become a lien, or accrue during any year of the Term (regardless of when payable), which obligation shall survive the termination or expiration of this Lease; provided, however, if this Lease expires or is terminated for any reason other than the Tenant’s default, all such Taxes and utility charges for the year of such expiration or termination shall be prorated as of the date of termination. Taxes for the year in which the Term commences shall be prorated from the Commencement Date (subject to the abatement of Additional Rent through December 31, 2019). For the avoidance of doubt, it is agreed that Landlord is responsible for payment of the cost of Impositions for the period from the Commencement Date through December 31, 2019 and Landlord covenants to timely pay the same as and when due.

(b)         In the event that any special assessment levied or assessed against the Premises during the Term hereof may be legally paid in installments, Tenant shall have the option to pay such special assessment in installments. In such event, Tenant shall be liable only for those installments of the special assessment that become due and payable prior to the expiration of the Term, plus any accrued interest and penalties relating thereto. For purposes of this Lease, the term

“Imposition” means:

(i)           all real estate taxes and assessments which become due during the Term and all other assessments, levies, fees, water and sewer rents and charges, and all other governmental charges of every kind, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (A) the Premises or any part thereof, (B) any Basic Rent or any Additional Rent, (C) this Lease or the leasehold estate hereby created or which arise in respect of the ownership, operation, possession, occupancy or use of the Premises and which either become due during the Term or accrue during the Term;

(ii)          any gross receipts or similar taxes imposed or levied upon, assessed against or measured solely by the Basic Rent or Additional Rent hereunder or levied upon or assessed against the Premises (but calculated assuming the Basic Rent and Additional Rent are the only receipts of Landlord);

(iii)         all sales and use taxes which may be levied or assessed against, or payable by, Landlord or Tenant on account of the payment of Rent or leasing or use of the Premises or any portion thereof and all franchise, margin and business taxes under Chapter 171 of the Texas Tax Code (“Texas Franchise Taxes”) to the extent arising solely from Rent payable under this Lease (all taxes and other governmental charges referred to in the foregoing clauses (i), (ii) and (iii) being referred to collectively as “Taxes”); and

(iv)        all charges for water, gas, light, heat, telephone, electricity, power and other utilities and communications services rendered or used on or about the Premises.

(c)          Except as otherwise expressly provided in this Lease (including, without limitation, Subparagraph 10(b) hereof and the Work Letter), Tenant shall, at its expense, make all payments required under and otherwise comply with, cause the Premises to comply with, and cause the use of the Premises to comply with, all Legal Requirements, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same involve a change of policy on the part of the body enacting the same, including but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and the Texas Architectural Barriers Act, Art. 9102, Tex. Civ. Stat. Ann. (1994), as the same may be may be amended and supplemented from time to time. Tenant shall comply with the provisions of all agreements, instruments and restrictions existing at the Effective Date and included in the Permitted Exceptions or thereafter created pursuant to the express provisions of this Lease. Tenant shall provide Landlord (and any Mortgagee of whom Tenant has been provided written notice) with notice as soon as reasonably possible of any written complaints pertaining to any alleged violation of any Legal Requirements and/or the commencement of any proceedings or investigation (of which Tenant has knowledge) under any Legal Requirements affecting or pertaining to the Premises. For purposes of this Lease, the term “Legal Requirements” means collectively (i) all laws, rules, regulations, ordinances or orders, in effect from time to time, of all federal, state, local, county and other governmental authorities having authority over the Premises, any portion thereof, the use thereof, or Tenant, including without limitation, all Environmental Laws and the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq., (ii) any covenants, restrictions or agreements included in the Permitted Exceptions and (iii) any covenants, restrictions or agreements included in the Easements (as defined below).

(d)         Tenant shall not cause or permit any Prohibited Hazardous Material to be discharged from or be released at the Premises in violation of Environmental Laws and shall, in respect of Prohibited Hazardous Materials, promptly: (A) remove, remediate and dispose of all Prohibited Hazardous Materials in compliance with applicable Environmental Law but in any event, prior to the end of the Term; (B) pay any Claim (as defined below) against Tenant, any Indemnified Party (as defined below) or the Premises arising therefrom; (C) remove any charge or lien upon any of the Premises relating thereto; (D) defend (with counsel selected by Tenant and reasonably acceptable to the Indemnified Parties), indemnify and hold harmless Landlord, any Mortgagee and their respective officers, directors, trustees, members, partners, shareholders, beneficiaries, employees and agents (herein collectively called “Indemnified Parties” and individually an “Indemnified Party”) from any and all Claims resulting from any Prohibited Hazardous Materials; and (E) without limitation of the foregoing, comply, at its sole cost and expense, during the Term in all respects with all Environmental Laws applicable to the Premises in regard to all Prohibited Hazardous Materials. Tenant shall notify Landlord (and any Mortgagee of whom Tenant has been provided written notice) in writing of any Prohibited Hazardous Material that is discharged from or onto or released at the Premises (whether originating thereon, placed therein by third parties or migrating to the Premises from other property) within five (5) Business Days after Tenant first has knowledge of such existence or discharge. For purposes of this Lease, the following terms shall have the following meanings:

(1)   “Hazardous Material” means any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Environmental Laws.

(2) “Environmental Laws” means any statute, law, ordinance, rule or regulation of any local, county, state or federal authority having jurisdiction over the Premises or any portion thereof or its use, which pertains to environmental, health or safety matters and/or the regulation of any hazardous or toxic materials, substance or waste, including but not limited to: (a) the Federal Water Pollution Control Act (33 U.S.C. §1317 et seq.) as amended; (b) the Federal Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.) as amended; (c) the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.) as amended; (d) the Toxic Substance Control Act (15 U.S.C. §2601 et seq.), as amended; and

(e) the Clean Air Act (42, U.S. §7401 et seq.), as amended.

(3) “Legal Hazardous Materials” means any Hazardous Materials used, in compliance with Legal Requirements and Environmental Laws, in the ordinary course of operation of Tenant’s and its subtenants’ business and use, repair and maintenance of the Premises.

(4) “Prohibited Hazardous Materials” means all Hazardous Materials, other than Legal Hazardous Materials, that existed in, on or under the surface of the ground of the Premises on or prior to the Effective Date or (ii) are discharged from, released at or migrate onto the Premises during the Term, unless caused by Landlord or any of Landlord’s Affiliates, agents, contractors or invitees. Legal Hazardous Materials used by Tenant or its subtenants in violation of Environmental Laws shall constitute Prohibited Hazardous Materials.

(5) “Claims” shall mean all claims, expenses, liability, loss and damage, including reasonable attorneys’ fees and expenses.

Tenant’s obligations and liabilities under this Paragraph 7 shall survive the expiration or earlier termination of this Lease.

8.            Indemnification.

Tenant agrees to pay, and to protect, defend (with counsel selected by Tenant and reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the other Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature (herein collectively called “Damages”) whatsoever arising from (i) any use, condition or event occurring on the Premises during the Term and caused by Tenant, its Affiliates, agents, employees, or contractors (including without limitation, the construction of any Alterations), (ii) any injury to, or the death of, any person or damage to property on the Premises during the Term or arising by reason of any event or occurrence on or about the Premises during the Term and caused by Tenant, its Affiliates, agents, employees, or contractors, (iii) any injury to, or the death of, any person or damage to property upon adjoining sidewalks, streets or rights of way or in any manner growing out of or connected with the use, condition or occupation of the Premises during the Term and caused by Tenant, its Affiliates, agents, employees, or contractors, (iv) any violation by Tenant of any agreement or condition of this Lease and failure to cure such violation within any applicable notice and cure periods, or any contract or agreement to which Tenant is a party or which pertains to the Premises or any part thereof or the ownership, occupancy or use thereof, and (v) any violation by Tenant of any Legal Requirement; provided, however, the obligations of Tenant under this Paragraph 8 shall not apply as to an Indemnified Party with respect to claims arising solely from the grossly negligent or affirmative negligent acts or willful misconduct of any Indemnified Party. If an Indemnified Party shall be made a party to any litigation with respect to the matters covered by this Paragraph 8, Tenant shall, at its option, either defend, at Tenant’s sole cost and expense, such Indemnified Party with counsel selected by Tenant and reasonably acceptable to such Indemnified Party or pay all costs and reasonable attorneys’ fees and expenses incurred or paid by such Indemnified Party in connection with such litigation. In the event Tenant shall, pursuant to this Paragraph 8, discharge any claim against an Indemnified Party, Tenant shall be subrogated to the rights of the Indemnified Party with respect thereto, except that in no event shall Tenant be thereby subrogated to a claim against another Indemnified Party to the extent Tenant is obligated to indemnify the other Indemnified Party with respect thereto. The Tenant’s obligations and liabilities under this Paragraph 8 shall survive expiration or earlier termination of this Lease.

9.            Liens.

Tenant will not, directly or indirectly, create or permit to be created and to remain for more than sixty (60) days after the creation thereof, and will, subject to Paragraph 18 below, promptly discharge, at Tenant’s expense, within sixty (60) days after receipt of notice thereof any mechanics’ and materialman’s liens against the Premises for any labor, services or materials to be furnished to Tenant. Other than as set forth in the Work Letter, nothing contained in this Lease shall be construed as constituting the consent or request, expressed or implied, by Landlord to or for the performance of any labor or services or of the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof, and that no mechanic’s, construction or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.

10.          Maintenance and Repairs.

(a)          Tenant Maintenance and Repairs. Subject to the terms set forth in the Work Letter, Tenant has accepted the condition, state of repair and appearance of the Premises as of the Effective Date. Except as otherwise expressly provided in this Lease (including Subparagraph 10(b), Paragraph 13 and Paragraph 14 below) and subject to Subparagraph 12(f), Tenant agrees that during the Term, at its expense, it shall put, keep and maintain the Premises, including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto or thereon, in good and safe condition, repair and appearance, reasonable wear and tear excepted, and shall make all repairs and replacements necessary therefor. If Tenant fails to make such repairs or replacements beyond all applicable notice and cure periods, Landlord may, at its option, make the repairs and non-capital replacements on Tenant’s behalf and the costs of such repair or non-capital replacements shall be charged to Tenant as Additional Rent. Tenant will keep the Premises orderly and free and clear of rubbish. Tenant covenants to perform or observe all terms, covenants and conditions of any easement, restriction, covenant, declaration and maintenance agreement to which the Premises are subject (collectively, as the same may be amended from time to time by instrument executed or consented to by Landlord and Tenant, the “Easements”), including any obligation or performance required of Landlord under such Easements, including without limitation, payment of all amounts due from Landlord or Tenant (whether as assessments, service fees, dues or other charges) under such Easements. Following the Effective Date, Landlord shall not enter into any Easements or modify any existing Easements without Tenant’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed so long as the same do not adversely restrict Tenant’s use of the Premises for any Permitted Use, materially and adversely impact Tenant’s business operations, or materially increase Tenant’s costs, provided, however, the foregoing restriction shall not apply to Landlord’s grant of a Mortgage and related financing instruments, subject to Paragraph 23.

(b)          Landlord Maintenance and Repairs. Except as expressly provided in this Lease, Landlord shall not be responsible for the cost or performance of any maintenance, repairs, alterations or replacements of the Premises or any part thereof except for structural repairs and/or replacements of the load bearing or structural walls and foundations of the Building and for the replacement of the Building’s roof surface and roof membrane (except to the extent any such repair or replacement is required due to the acts or omissions of Tenant or Tenant’s Affiliates, employees, agents, contractors or invitees). All such work performed on behalf of Landlord must be performed by contractors and workmen who are qualified to do the work involved and where necessary, duly licensed.

(c)         Landlord Access to Premises. Landlord, any Mortgagee and their respective agents and designees may, in the company of a representative of Tenant if Tenant so requires, enter upon and inspect the Premises at reasonable times during normal business hours and on reasonable prior notice and show the Premises to prospective Mortgagees and/or purchasers.

11.          Alterations.

(a)         Tenant may make or suffer to be made any alterations, additions or improvements in, on or to the Premises or any part thereof (“Alterations”), provided Tenant shall not make any Alterations which would (i) involve changes in the exterior of the Building or other improvements on the Land Parcel that would be shown on an ALTA/ACSM survey, (ii) reasonably be expected to materially reduce the fair market value of the Premises, (iii) be inconsistent with the Permitted Uses, (iv) create, or materially increase the likelihood of, a hazardous or illegal condition, (v) materially affect the Building’s elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, structural columns and beams, curtain walls, and the structural components of the Building’s roof (collectively, the “Building Structure”), (vi) materially affect the exterior walls and window systems, roof, foundation, structural portions and the Building’s mechanical (including elevators), electrical, plumbing, security, communication, life safety, heating, ventilating and air-conditioning systems (collectively, the “Building Systems”) or the parking lot on the Land Parcel, or (vii) result in the rescinding or modification of any waiver or standstill agreement as to environmental compliance matters, zoning or any other Legal Requirements granted by any governmental agency without, in each such case, submitting a written request for and obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed (except Landlord reserves the right to withhold consent in its sole discretion with respect to Alterations affecting the Building Structure) (Alterations described in any one or more of the foregoing clauses (i) - (vii) being referred to as “Restricted Alterations”). Redecoration of the interior of the Premises, such as painting, wallpapering and replacement of floor covering, shall not constitute Alterations for purposes of this Lease. Without limitation of Landlord’s right to withhold its consent to Restricted Alterations, Landlord may withhold its consent if an Event of Default then exists. In the event Tenant makes any changes in or to any mechanical component of the Premises (for example, a portion of the HVAC system), Tenant shall install mechanical equipment of equal or greater value and utility. All Alterations shall be constructed in a good and workmanlike manner in compliance with all Legal Requirements. Tenant’s obligation to remove any Alterations which Tenant installs pursuant to this Paragraph 11 shall be governed by Paragraph 26 herein. In no event shall Tenant be required to remove any element of the Premises which existed on the Effective Date.

(b)         Subject to the terms of the Work Letter with respect to the Tenant Improvements (as defined in the Work Letter), Tenant shall satisfy the following conditions in connection with all Alterations:

(i)           Tenant shall pay or cause to be paid the entire cost of such Alterations;

(ii)          Tenant shall take all necessary steps to prevent the imposition of liens against the Premises as a result of such Alterations;

(iii)         Tenant shall obtain and pay for all building, occupancy and other required permits and shall comply with all applicable governmental requirements and deliver copies of all such permits to Landlord as soon as reasonably possible following issuance thereof;

(iv)         Tenant shall cause the construction of Alterations, once commenced, to be diligently pursued to completion;

(v)          If the Alterations include any changes or new matter which would be shown on an updated ALTA/ACSM survey of the Premises (including Table A and other items customarily required by institutional lenders), then Tenant shall obtain and submit to Landlord (and, if requested, Mortgagee), promptly following substantial completion of the Alterations, a revised ALTA/ACSM survey of the Premises certified to, and in a form reasonably satisfactory to, Landlord and any Mortgagee of which Tenant has been provided written notice; and

(vi)        Tenant shall provide Landlord copies of as-built plans for all Alterations as soon as reasonably possible following substantial completion of such Alterations.

(c)          Except as Landlord and Tenant otherwise agree in writing, all Alterations other than Severable Additions shall at once become a part of the realty and belong to Landlord. Severable Additions and Tenant’s Property may be removed from the Premises upon, or at any time prior to, the expiration or earlier termination of this Lease, provided that Tenant shall repair any damage to the Premises resulting from such removal. For purposes of this Lease, the term (A) “Severable Additions” shall mean all additions to the Premises during the Term which (i) are readily removable without causing material damage to the Premises, and (ii) are not required for lawful occupancy of the Premises, and (B) “Tenant’s Property” shall mean, collectively, all trade fixtures and personal property, including, without limitation, furnishings, furniture, equipment, sign faces, computers, computer related equipment on property, cabling, safes, communications equipment and other equipment for use in connection with the conduct of Tenant’s business regardless of the manner in which they are installed. The obligations of Tenant under this Paragraph 11 shall survive expiration or earlier termination of this Lease.

12.          Insurance.

(a)          Tenant shall maintain, or cause to be maintained, at its sole expense, the following insurance on the Premises during the Term (herein called the “Required Insurance”):

(i)           Property insurance (“Property Insurance”) insuring the Tenant Improvements, any Alterations and Tenant’s Property for all risks of direct physical loss and for perils covered by the causes of loss-special form (all risk, extended coverage) and, in addition, ordinance or law coverage (with highest sublimit as is reasonably available) and boiler and machinery coverage (if applicable). Property Insurance shall include the following coverages: fire, windstorm, hail, explosion, vandalism, riot, civil commotion, smoke, sprinkler and water damage, if applicable flood and earthquake, explosion, collapse and underground hazards. Such insurance shall be written on a replacement cost basis with an agreed value equal to the full insurable replacement value of the property covered thereby. Except with respect to Tenant’s Property, the policy shall include Landlord and any Mortgagees as loss payees, as their respective interests may appear.

(ii)          General liability insurance naming the Landlord and any Mortgagee as additional insureds against any and all claims as are customarily covered under a standard policy form routinely accepted, for bodily injury, death and property damage occurring in or about the Premises. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence with a minimum Five Million Dollars ($5,000,000) aggregate limit and excess umbrella liability insurance in the amount of at least Ten Million Dollars ($10,000,000). Such liability insurance shall be primary and not contributing to any insurance available to all additional insureds and any liability insurance carried by the additional insureds shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

(iii)         Business interruption insurance with coverage for Rent for twelve (12) months following a Casualty, naming Landlord and any Mortgagee as loss payees, which coverage may be included in Tenant’s Property Insurance.

(iv)         During any period of construction on the Premises, builder’s risk insurance insuring perils covered by the loss-special form (all risk, extended coverage) shall be purchased for the value of the alteration and/or additions made to the Premises when the work is not insured under the Tenant’s property insurance policy. Each builder’s risk policy shall name Landlord and any Mortgagee as additional insureds. Tenant shall also cause all contractors to comply with the liability insurance requirements in this Paragraph 12, including primary and non-contributory Additional Insured status for the Landlord and any Mortgagee and including waiver of subrogation for the benefit of the Landlord and any Mortgagee.

(v)          Workers’ compensation insurance as required by Legal Requirements and employers’ liability insurance with minimum liability limits of One Million Dollars ($1,000,000).

(vi)        Pollution liability insurance, naming Landlord and any Mortgagee as additional insureds, applicable to bodily injury; property damage, including loss of use of damaged property or of property that has not been physically injured or destroyed; cleanup costs; and defense, including costs and expenses incurred in the investigation, defense, or settlement of claims; all in connection with any loss arising from the Premises in an amount not less than $3,000,000 each occurrence and aggregate. Such liability insurance shall be primary and not contributing to any insurance available to all additional insureds and any liability insurance carried by the additional insureds shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

(b)          The policies required to be maintained by Tenant and Landlord hereunder shall be with companies having a general policy rating of A- or better and a financial class of VII or better by A.M. Best Company, Inc. Insurers shall be authorized to do business in the state in which the Premises are located. Except as may be otherwise specified in Subparagraph 12(a) or otherwise agreed to by Landlord and Tenant, any deductible amounts under any Required Insurance hereunder shall not exceed Fifty Thousand Dollars ($50,000). Certificates of insurance (as to property insurance, using ACORD Form No. 28 (or the equivalent or replacement thereof), and as to liability insurance, using Accord Form 25-S (or the equivalent or replacement thereof)), together with reasonable evidence of payment of the premiums therefor, shall be delivered, with respect to Tenant’s Required Insurance, to Landlord (and each Mortgagee of which Tenant has been provided written notice), and with respect to Landlord’s Required Coverage, to Tenant. Thereafter, prior to the expiration date of each required policy, each of Landlord and Tenant shall provide to the other (and with respect to Tenant’s Required Insurance, to any Mortgagee of which Tenant has been provided written notice), evidence reasonably satisfactory to such party of payment of the premiums for such policies, provided, however, in the case of renewals, notwithstanding the foregoing, each party may provide the other with binders therefor prior to expiration to be followed by certificates of insurance in the forms as required above. Landlord and Tenant shall each have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy affords coverage to the Premises and to Landlord, any Mortgagee, or Tenant (as applicable) as required by this Lease. Each policy of insurance shall provide notification to Tenant, Landlord and any Mortgagee (as applicable) at least thirty (30) days prior to any non-renewal, cancellation or modification to reduce the insurance coverage, provided, however, that only ten (10) days’ notice shall be required for cancellation due to non-payment of premiums.

(c)          In the event Tenant does not purchase the Required Insurance or keep the same in full force and effect, Landlord may, but shall not be obligated to, purchase such insurance and pay the premium therefor. Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand together with interest at the Default Rate on such payment from the date expended until the date reimbursed. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all expenses (including reasonable attorneys’ fees) and actual damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain the Required Insurance.

(d)          Tenant shall indemnify and hold harmless Landlord for any liability incurred by Landlord arising out of any deductibles for Required Insurance.

(e)          Landlord shall, at all times during the Term, procure and maintain. or cause to be procured and maintained, a policy or policies of insurance (subject to reimbursement pursuant to this Lease), causing the Premises (but specifically excluding the Tenant Improvements, any Alterations, and Tenant’s Property) to be insured under all-risk (special form or equivalent) property coverage covering the full replacement cost of the Premises (other than the Tenant Improvements, Alterations, and Tenant’s Property) and including standard extended coverage endorsement perils, flood hazards (if applicable), leakage from fire protective devices and other water damage (plus such additional endorsements or special coverages Landlord, in its sole and absolute discretion, may consider appropriate), and such other insurance (if any) that Landlord reasonably deems appropriate for the Premises from time to time (such policy or policies, collectively, “Landlord’s Required Coverage”) provided that such coverage and amounts are then typically carried by landlords of comparable properties in the Irving, Texas market. All insurance maintained by or on behalf of Landlord shall be with such deductibles as Landlord reasonably determines would be carried by landlords of comparable properties in the Irving, Texas market. Landlord’s obligation to carry the Landlord’s Required Coverage may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by or on behalf of Landlord so long as the coverages required herein are provided. Tenant shall pay to Landlord as Additional Rent all Insurance Expenses (as defined below) within thirty (30) days after Tenant’s receipt of an invoice therefor. Tenant’s obligation to pay Insurance Expenses shall survive the expiration or early termination of this Lease. Insurance Expenses for any partial calendar year during the Term shall be prorated.

(f)          Without limitation of any other waiver of Claims set forth in this Lease, each of Tenant and Landlord waives any Claim for property loss, damage or injury it may have against the other to the extent any such Claim is covered by the property insurance actually maintained by a party or which would have been covered by any property insurance required pursuant to the terms of this Lease to be in effect at the time of such loss, damage or injury regardless of whether the negligence of the other party caused such property loss, damage or injury. Each party shall cause each policy of the insurance required to be carried by it under this Lease to contain the agreement of the insurer to waive subrogation against Tenant, Landlord or any Indemnified Party (as applicable) in respect of any such Claim as well as acknowledgement by the insurer that the foregoing waiver of claim will not adversely affect the coverage afforded thereby. If both parties maintain (or are required to maintain) insurance that covers the same property, then Tenant’s insurance shall be deemed the applicable insurance for purposes of this provision (as the primary insurance coverage as hereinabove provided). Any indemnity provided by Landlord and Tenant in this Lease is subject to this Paragraph 12(f).

(g)          Notwithstanding anything to the contrary contained in this Lease, in the event of any termination of this Lease pursuant to the terms and conditions of Paragraph 13 below: (i) if Landlord has not already received the same directly from Tenant’s insurer, Tenant shall assign and deliver to Landlord (or to any party designated by Landlord) insurance proceeds received by Tenant under Tenant’s Property Insurance covering the Tenant Improvements and Alterations in an amount equal to the unamortized portion of the Allowance (as defined in the Work Letter), with such amortization to be calculated, as of the date of termination of the Lease, on a straight-line basis over the Initial Term, (ii) the remainder of any insurance proceeds payable to or received by Tenant with respect to such insurance shall belong solely to Tenant, and (iii) any insurance money received by Landlord and/or Mortgagee (in connection with the casualty event that caused the termination of the Lease) under Tenant’s Property Insurance in excess of the amount owed to Landlord under subclause (i) hereinabove above shall be promptly reimbursed to or, if applicable, endorsed over to Tenant. This subparagraph (g) shall survive any early termination of the Lease under Paragraph 13 below.

13.          Casualty.

(a)          Tenant shall give prompt written notice to the Landlord (and any Mortgagee of which Tenant has been provided written notice) of any fire or other casualty to the Premises (“Casualty Loss”). In the event the Premises shall be partially or totally destroyed by a Casualty Loss so as to become partially or totally untenantable, then unless Landlord shall elect to terminate this Lease as hereinafter provided, the damage to the Premises shall be promptly repaired as set forth below in this Paragraph 13, and the Basic Rent payable by Tenant to Landlord shall be equitably abated in proportion to the portion of the Premises rendered untenantable until the earlier of such time that Tenant either reopens in the Premises or is required to recommence Basic Rent payments hereunder. There shall be no abatement of Additional Rent in the event of a Casualty Loss.

(b)          If (i) more than fifty percent (50%) of the leasable area of the Building shall be damaged or destroyed by a Casualty Loss, or (ii) Landlord’s reconstruction or repair of the Premises is not capable of being completed with twelve (12) months, or (iii) the Casualty Loss occurs during the last year of the Term, Tenant has not delivered a Renewal Notice, and Landlord’s reconstruction or repair is not capable of being completed within ninety (90) days, or (iv) all or any part of the Premises are damaged or destroyed at any time by the occurrence of any risk not insured under the insurance that Landlord is required to procure and maintain (or caused to be procured and maintained) hereunder, or (v) any Mortgagee shall require that the insurance proceeds payable as a result of such Casualty Loss be applied to the payment of mortgage debt secured by the Premises, then in any of such cases, Landlord, at its sole option, may terminate this Lease by giving written notice to Tenant of Landlord’s election so to terminate, such notice to be given within sixty (60) days after the occurrence of such Casualty Loss. If this Lease is not terminated, the parties shall restore the Premises as contemplated in Subparagraph 13(c). For purposes of this Paragraph 13, any determination of the portion of the Building which is damaged by the Casualty Loss or tenantable shall be made by a reputable and qualified licensed engineer having at least ten (10) years of experience with properties similar to the Premises, such engineer to be retained by Landlord and reasonably acceptable to Tenant. The results of such determination shall be promptly provided to Tenant.

(c)          Landlord will not carry insurance of any kind on the Tenant Improvements, Alterations or Tenant’s Property, and shall not be obligated to repair any damage thereto or replace the same. Landlord shall be solely responsible to restore the Premises to the condition that existed immediately prior to such casualty, exclusive of any of the Tenant Improvements, any Alterations and Tenant’s Property or any other additions, improvements, fixtures and equipment installed by Tenant, and subject to Legal Requirements then in effect. Tenant shall be solely responsible for the restoration and repair of the Tenant Improvements, Alterations and Tenant’s Property, which restoration and repair work shall be performed after Landlord restores the Premises as required herein (or causes same to be so restored) and delivers the Premises (or the portion thereof affected by the Casualty Loss) to Tenant, and to the extent Landlord or any Mortgagee received proceeds of Tenant’s Property Insurance covering the Tenant Improvements and Alterations, such proceeds shall be made available to Tenant for such repair and restoration work. Tenant agrees that during any period of reconstruction or repair of the Premises, it will continue the operation of its business within the Premises to the extent practicable. Tenant shall perform all such work with diligence and in accordance with the terms and conditions of the provisions of this Lease governing Alterations. Notwithstanding anything herein to the contrary, any Basic Rent abatement provided for in this Paragraph 13 shall cease upon restoration of the Premises by Landlord in the condition required herein and delivery of the Premises to Tenant, and Tenant shall commence paying full Basic Rent effective as of such date. As part of Tenant’s restoration work hereunder, Tenant, at Tenant’s sole cost, shall repair and replace the Tenant Improvements, Alterations, and Tenant’s Property in a manner and to at least a condition equal to that prior to the Casualty Loss.

(d)          In addition, if (i) more than fifty percent (50%) of the leasable area of the Building is rendered untenantable by a Casualty Loss and, in the reasonable opinion of Landlord and Tenant, based on the recommendation of a licensed engineer as described in Subparagraph 13(b), such damage cannot be repaired within twelve (12) months after the receipt of insurance proceeds and all applicable governmental permits, or (ii) during the last year of the Term, more than fifty percent (50%) of the leasable area of the Building is rendered untenantable by a Casualty Loss and, in the reasonable opinion of Landlord and Tenant (based on the recommendation of a licensed engineer as described in Subparagraph 13(b)), such damage cannot be repaired within ninety (90) days after the receipt of insurance proceeds and all applicable governmental permits, then Tenant shall have the right to terminate this Lease by written notice to Landlord delivered within thirty (30) days after the date on which such engineer’s opinion is delivered to Tenant (which Landlord shall provide to Tenant within sixty (60) days after the date of the Casualty Loss). Upon termination of this Lease pursuant to this Paragraph 13, Basic Rent and Additional Rent shall be apportioned as of the date of the Casualty Loss. If, following a Casualty Loss, Tenant has the right to terminate this Lease under this provision but Tenant fails to deliver Tenant’s termination notice to Landlord within the time period stated herein, such right to terminate with respect to the Casualty Loss in question shall be deemed waived. Notwithstanding anything in this Paragraph to the contrary, Tenant shall not have the right to terminate this Lease pursuant to this Paragraph 13 or be entitled to any Basic Rent abatement to the extent such Casualty Loss was caused by the act or neglect of Tenant or its employees, agents, or contractors.

14.          Condemnation.

(a)          If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose (a sale in lieu of condemnation to be deemed a taking for the purposes of this Paragraph 14), then the Term shall cease and terminate as of the date of possession being required by the condemning authority and all Basic Rent and Additional Rent shall be paid through that date.

(b)          If any material part of the Premises or Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and the taking would prevent or materially interfere with the use of the Premises or Building for the purpose for which they are then being used, then the Term shall cease and terminate as of the date of possession being acquired by the condemning authority and all Basic Rent and Additional Rent shall be paid through that date. In the event of a partial taking or condemnation. which is not extensive enough to render the Lease terminable as provided above, then Landlord shall promptly restore the Premises (but not the Tenant Improvements, any Alterations or Tenant’s Property) or cause same to be restored to make the remaining portions of the Premises (outside the Building) reasonably functional, and with respect to the remaining portions of the Building, to cause the same to be an architectural whole, and this Lease shall continue in full force and effect, except that the Basic Rent shall be equitably adjusted to the extent of the taking that affected the Premises. Notwithstanding the foregoing, Landlord’s obligation to restore or cause restoration hereunder exists (i) only if and/or to the extent that the condemnation or similar award received by Landlord is sufficient to compensate Landlord for its restoration costs, and/or (ii) the area unaffected by the condemnation may, as determined by Landlord’s reasonable judgment, be restored as a profitable and self-functioning premises.

(c)          Landlord shall be entitled to the entire award for any claim for a taking (or the proceeds of private sale in lieu thereof) of the Premises or for any portion of the Building, without deduction or offset for Tenant’s estate or interest; provided, however, Tenant may, in a separate proceeding, make a separate claim for the unamortized portion of any Alterations paid for by Tenant with no reimbursement from Landlord, trade fixtures and other Tenant’s Property and Tenant’s moving, relocation and other business expenses (including loss of lease value) to the extent that Tenant’s claim does not diminish the claims or awards of Landlord.

15.          Building Signage. Tenant shall have the right to install Tenant’s name or trade name on up to two (2) exterior walls of the Building (each, a “Tenant Building Sign”). Prior to installing a Tenant Building Sign, Tenant shall submit the proposed signage design, location and specifications to Landlord for Landlord’s approval, not to be unreasonably withheld, conditioned or delayed. Each Tenant Building Sign shall be installed at the expense of Tenant and shall be installed in compliance with the City of Irving, Texas Building Codes and all other Legal Requirements. In addition, at the expiration or termination of this Lease, Tenant shall, at its sole cost and expense, remove each Tenant Building Sign and restore the affected areas of the Building where such Tenant Building Sign was installed to the condition as existed prior to such Tenant Building Sign installation, normal wear and tear and casualty excepted.

16.          Assignment and Subletting.

(a)         Subject to Subparagraph 16(b) below, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed: (a) assign or in any manner transfer this Lease or any estate or interest therein, or (b) sublet any portion of the Premises (any of the events in clauses (a) and (b) being a “Transfer”). In this regard, Tenant acknowledges and agrees that Landlord’s acceptance of Rent from an assignee or subtenant shall not be deemed to constitute Landlord’s consent to such assignment or sublease. In addition, Landlord shall also be entitled to charge Tenant a $2,000.00 fee for processing any Tenant request for such Transfer (inclusive of any attorneys’ fees and costs incurred by Landlord), regardless of whether or not Landlord grants its consent. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s rights as to any Transfers. Subject to Subpargraph 16(b) below, if Tenant is a corporation, partnership or other entity and if at any time during the Term the person or persons who own, directly or indirectly, a majority of either the outstanding voting rights or the outstanding ownership interests of Tenant at the time of the execution of this Lease cease to own a majority of such voting rights, ownership interests or control (except as a result of transfers by devise or descent), the loss of a majority of such voting rights, ownership interests or control shall be deemed to be a Transfer and, therefore, subject in all respects to the provisions of this Paragraph 16. Any Transfer in violation of this Paragraph shall, at Landlord’s option, be deemed an Event of Default, and shall be voidable by Landlord. Notwithstanding the foregoing, nor anything in this Lease to the contrary, nothing contained in this Lease shall mean or imply that Landlord’s consent is required in the event that Tenant or its direct or indirect parent elects to go “public” and Tenant shall not be required to obtain Landlord’s consent to a change in the ownership of the voting stock of Tenant or its direct or indirect parent so long as such stock of Tenant or its direct or indirect parent is listed on a public securities exchange at the time of the transfer.

(b)          Tenant may assign this Lease to a successor to Tenant by merger, consolidation, recapitalization, reorganization, or the purchase of all or substantially all of Tenant’s assets (“Permitted Successor Event”), or assign this Lease or sublet all or a portion of the Premises to an Affiliate of Tenant, without the written consent of Landlord, provided that all of the following conditions are satisfied (each a “Permitted Transfer”, and any transferee of a Permitted Transfer being a “Permitted Transferee”): (a) no Event of Default shall exist; (b) Tenant must give Landlord written notice at least 15 days prior to such Transfer; (c) the Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease or to avoid obtaining consent to a Transfer that would otherwise require Landlord’s consent; and (d) if the Transfer is a Permitted Successor Event, the Permitted Transferee shall have, immediately after giving effect to such Permitted Transfer, a Tangible Net Worth (as defined below) at least equal to $50,000,000.00, as evidenced to Landlord’s reasonable satisfaction, which evidence shall include the Permitted Transferee’s latest audited financial statements. Tenant’s notice to Landlord hereunder shall include information and documentation evidencing the Permitted Transfer and reasonable evidence showing that each of the above conditions has been satisfied. Partial assignments of this Lease shall not be permitted under any circumstances. For purposes of this Subparagraph 16(b), the term “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with GAAP (as hereafter defined) excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights and franchises.

(c)          Any assignee or sublessee of an interest in and to this Lease shall be deemed, by acceptance of such assignment or sublease or by taking actual or constructive possession of all or any portion of the Premises, to have assumed all of the obligations set forth in or arising under this Lease. Such assumption shall be effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of all or any portion of the Premises; however, with specific regard to any assignment, the assignee shall be responsible for all unsatisfied obligations of Tenant under this Lease, regardless of when such obligations arose and when such assumption became effective.

(d)          Notwithstanding any Transfer and except as otherwise expressly set forth in the Guaranty (as defined in Paragraph 41), and/or as otherwise agreed to by Landlord in writing, Tenant and any Guarantor of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of Tenant’s other obligations under this Lease (even if Transfers occur subsequent to the Transfer by Tenant, and regardless of whether or not Landlord’s approval has been obtained for such future assignments and sublettings). If Tenant consummates a Transfer (other than a Permitted Transfer), Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of all sums received by Tenant in excess of the Rent payable by Tenant hereunder which is attributable to any subletting of all or any portion of the Premises so subleased, and fifty percent (50%) of all consideration received on account of or attributable to any assignment of this Lease, in each case net of all reasonable and documented expenses and costs incurred by Tenant in connection with such Transfer, including, without limitation, commissions, allowances, improvement costs and other concessions provided to the sublessee or assignee. Finally, in the event of sublease of all or a portion of the Premises, it is understood and agreed that upon any Event of Default by Tenant under this Lease, Landlord may collect any rent due under the terms of the sublease and apply the amount collected to the next Rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord.

17.          Financial Statements.

Tenant will deliver to Landlord (and, if requested, to any Mortgagee) the following with respect to Tenant and any guarantor of this Lease (each a “Principal”): within one hundred fifty (150) days after the end of each fiscal year of each Principal and thereafter, within twenty (20) days after receipt of written request by Landlord (such request to be limited to no more than one time in any twelve (12) month period unless such request is in connection with a prospective sale or financing of the Premises by Landlord, in which case Landlord shall not be so limited) in connection with any transfer of Landlord’s interest in this Lease, copies of the financial statements and reports with respect to each Principal and its consolidated subsidiaries, setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail and accompanied by the report thereon, each containing an opinion unqualified as to limitations imposed by the applicable Principal on the scope of the audit, prepared by a firm of independent certified public accountants of recognized national standing selected by such Principal which opinion shall state that the consolidated financial statements of the Principal and its consolidated subsidiaries fairly present the financial condition of the companies (including the results of their operations and changes in financial position) being reported upon, have been prepared in accordance with accounting principles generally accepted in the U.S. consistently applied (“GAAP”) and that the examination of such accounts in connection with such financial statements has been made in accordance with auditing standards generally accepted in the United States and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, provided, however, if it is not the practice of a Principal to have financial reports prepared and certified by a firm of independent public accountants then any such report may instead be prepared by the Principal and certified to by, and to the best knowledge of, its chief financial officer; and further provided that any financial reports delivered to Landlord upon Landlord’s written request (i.e., not in the ordinary course of a Principal’s business auditing cycle) shall not be required to be certified by a firm of independent public accountants and may instead be prepared by such Principal and certified to by, and to the best knowledge of, its chief financial officer. Landlord shall hold and shall cause each Mortgagee to hold in confidence any non-public financial report and other information delivered to Landlord or a Mortgagee pursuant to this Paragraph I 7, except that Landlord and any such Mortgagee may disclose such reports and information (i) to the extent required by Legal Requirements and (ii) to prospective lenders, investors and purchasers and the financial advisors, accountants and attorneys of Landlord, Mortgagee and such prospective lenders, investors and purchasers, all to the extent so provided in the ordinary course of Landlord’s and such Mortgagees’ business provided any such disclosure party agrees to maintain the confidentiality required by this Paragraph 17. In the event that a Principal shall be required to file its financial statements with the Securities and Exchange Commission and such statements are available for review on the Commission’s EDGAR system, Tenant shall be deemed to be in compliance with the requirements of this Paragraph 17 as to such Principal.

18.          Permitted Contests.

Tenant shall not be required to (i) pay any Imposition; (ii) comply with any Legal Requirements; (iii) discharge or remove any lien, encumbrance or charge; or (iv) obtain any waivers or settlements or make any 10(a), changes to the physical condition of the Premises or take any other action with respect to any asserted defect in the Premises as required under Subparagraph so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings provided that (A) during the pendency of the contest there is prevented (1) the collection of, or other realization upon, the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge so contested (or in the alternative, Tenant pays the full amount in dispute under protest); (2) the sale, forfeiture or loss of the Premises, or any part thereof, or the Basic Rent or any Additional Rent, or any portion thereof; (3) any interference with the payment of the Basic Rent or any Additional Rent, or any portion thereof; and (4) any impairment of the fair market value of the Premises; (B) Tenant provides to Landlord title insurance over, of if title insurance is not available, such other security against any such lien, encumbrance or charge as Landlord shall reasonably request; and (C) such contest shall not subject Landlord or any Mortgagee to the risk of any criminal liability. While any such proceedings are pending, so long as all of the foregoing conditions continue to be met, Landlord shall not pay, remove or cause to be discharged the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge thereby being contested. Tenant further agrees that each such contest shall be prosecuted to a final conclusion as soon as reasonably possible. Tenant shall pay, indemnify, defend (with counsel selected by Tenant and reasonably acceptable to Landlord) and hold harmless the Indemnified Parties against, any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together will all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof. The obligations of Tenant under this Paragraph 18 shall survive expiration or earlier termination of this Lease.

19.          Tenant Default Provisions.

(a)          Any of the following occurrences or acts shall constitute an event of default (herein called an “Event of Default”) under this Lease:

(i)           If Tenant, at any time during the continuance of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, at law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (A) fail to make any payment when due of Basic Rent and such failure continues for five (5) days following written notice from Landlord to Tenant specifying such failure, (B) fail to make any payment when due of Additional Rent and such failure continues for thirty (30) days following written notice from Landlord or Mortgagee to Tenant specifying such failure, (C) fail in any material respect to maintain any insurance required to be carried by Tenant under this Lease and such failure continues for two (2) Business Days following Tenant’s receipt of Landlord’s notice of same, or (D) fail to observe or perform in any material respect any other provision hereof for thirty (30) days following written notice from Landlord to Tenant specifying such failure, provided, that in the case of any default referred to in this Lease which is reasonably susceptible of cure but cannot with diligence be cured within such thirty (30) day period, then, upon receipt by Landlord of a certificate of Tenant signed by an officer of Tenant stating the reason such default cannot be cured within thirty (30) days, describing the efforts being undertaken by Tenant to cure such default and reasonably estimating the cure period, and provided that Tenant at all times proceeds with good faith due diligence to cure such default, the time within which such failure may be cured shall be extended for such period, as may be necessary to complete the curing of the same with continuous, good faith due diligence; or

(ii)          If Tenant or Guarantor shall file a petition commencing a voluntary case under the Federal Bankruptcy Code or any other federal or state law (as now or hereafter in effect) relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter singly a “Bankruptcy Law” and collectively “Bankruptcy Laws”) and such proceeding is not discharged within sixty (60) days after the date of filing or if Tenant or Guarantor shall (A) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Premises or any part thereof or of any substantial portion of Tenant’s property and any such application or appointment is not withdrawn or vacated within sixty (60) days after the filing or entry thereof, or (B) generally not pay its debts as they become due, or admit in writing its inability to pay its debts generally as they become due, or (C) make a general assignment for the benefit of its creditors, or (D) fail to controvert in timely and appropriate manner, or in writing acquiesce to, any petition commencing an involuntary case against Tenant or Guarantor or otherwise filed against Tenant or Guarantor pursuant to any Bankruptcy Law; or

(iii)         If an order for relief against Tenant or Guarantor shall be entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Tenant or Guarantor shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or Guarantor or proposing the reorganization of Tenant under any Bankruptcy Law shall be filed and not be discharged or denied within ninety (90) days after such filing, or if a proceeding or case shall be commenced in any court of competent jurisdiction seeking (A) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Tenant or Guarantor, or (B) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or any similar official) of the Premises or any part thereof or of Tenant or Guarantor or of any substantial portion of Tenant’s or Guarantor’s property, or (C) any similar relief as to Tenant or Guarantor pursuant to any Bankruptcy Law, and any such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for ninety (90) days.

(b)          If an Event of Default shall have happened and be continuing, Landlord shall have, in its sole discretion, the following rights:

(i)           To terminate the Term of this Lease by written notice to Tenant. Thereupon, the Term of this Lease and the estate hereby granted shall terminate on the date on which Landlord sends such notice as completely and with the same effect as if such date were the date fixed herein for the expiration of the term of this Lease, and all rights of Tenant hereunder shall terminate, but Tenant shall remain liable as provided herein.

(ii)          To (A) re-enter and repossess the Premises or any part thereof by force, summary proceedings, ejections or otherwise and (B) remove all persons and property therefrom, whether or not the Lease has been terminated pursuant to clause (i) above, Tenant hereby expressly waiving, to the extent permitted by law, any and all notices to quit, cure or vacate provided by current or any future law. Landlord shall have no liability by reason of any such re-entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate the Term of this Lease unless a written notice of such intention be given to Tenant pursuant to clause (i) above.

(iii)         To use reasonable efforts to relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Landlord may reasonably determine; provided the foregoing shall not be construed to reduce the obligation of Landlord to mitigate its damages to the extent required by law.

(iv)         In the event of re-entry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Basic Rent and Additional Rent, in each case to and including the date of such re-entry, repossession or removal; and, thereafter, until the Term has expired or has been terminated, Tenant shall, whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord (A) all Basic Rent and all Additional Rent as and when such amounts would be payable under this Lease by Tenant in the absence of any such re-entry, repossession or removal, together with all reasonable expenses of Landlord in connection with such reletting efforts, if any (including, without limitation, all reasonable repossession costs, brokerage commissions, reasonable attorneys’ fees and expenses, employee’s expenses, reasonable alteration costs and expenses of preparation for such reletting), less (B) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Subparagraph 19(b)(iii) above. Notwithstanding the foregoing, in the event any such reletting is for a term longer than the balance of the Term, Tenant shall be responsible for only a proportionate part of the expenses based on the balance of the Term as compared to the fixed minimum term of the reletting. Tenant shall pay such amounts on the dates on which Rent would be payable under this Lease in the absence of such re-entry, repossession or removal, and Landlord shall be entitled to recover the same from Tenant on each such date.

(v)          In the event of the termination of the Term by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any damages pursuant to Subparagraph 19(b)(iv) above with respect to the period prior to such termination, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant’s default and in lieu of all liquidated and agreed current damages in respect of Basic Rent and Additional Rent due beyond the date of such termination (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the sum of:

(A)         all Basic Rent and Additional Rent, in each case from the date of such termination for what is or would have been, in the absence of such termination, the then unexpired Term, discounted on a monthly basis at an annual rate equal to the then quoted semi-annual yields (which shall be converted to monthly yields) on U.S. Treasury securities maturing nearest the end of the Term (as if no termination had occurred) plus one percent (1%) (such rate being the “Discount Rate”), over (2) the then fair rental value of the Premises for the same period, discounted on a monthly basis at the Discount Rate; plus

(B)         Landlord’s other reasonable expenses incurred as a result of such Event of Default. If any applicable Legal Requirement shall limit the amount of liquidated final damages to less than the foregoing amount, Landlord shall be entitled to the maximum amount allowable under such law.

(c)          No termination of this Lease pursuant to Subparagraph 19(b)(i), by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Subparagraph 19(b)(ii) or otherwise, and no re letting of the Premises or any part thereof pursuant to Subparagraph 19(b)(iii), and no payment of any amounts by Tenant under Subparagraph 19(b) or the exercise by Landlord of any of its other rights under Subparagraph 19(b) shall, except to the extent of such payment, relieve Tenant of any liabilities under this Lease which by express provision of this Lease survive such expiration, termination, repossession, reletting or purchase.

(d)          In the event Tenant retains possession beyond the expiration or earlier termination of the Term, then, without limitation of Landlord’s other rights and remedies arising by reason of or in respect of such holdover, Tenant shall pay Basic Rent for such holdover period at a rate, for the first three months of such holdover period, equal to one hundred twenty-five percent (125%) of the Basic Rent due for the last full calendar month immediately prior to such holdover period and thereafter at a rate equal to one hundred fifty percent (150%) of the Basic Rent due for such calendar month, and Tenant shall also continue to perform all of its other obligations under this Lease, including the payment of all Additional Rent.

(e)          In the event Tenant fails to perform any of its obligations under this Lease with respect to the maintenance, repair and/or restoration of the Premises and if (i) Tenant does not correct such failure within thirty (30) days following receipt of notice thereof from Landlord or, if the correction cannot with diligence be corrected within such period, Tenant does not undertake such correction and thereafter diligently pursue such correction or (ii) if an emergency condition exists which involves the threat of imminent personal injury or material property damage, Tenant fails to correct or initiate correction of such condition promptly following notice from Landlord, then, in either such event, Landlord may re-enter the Premises for the purpose of making such correction, provided Landlord complies with any Legal Requirements applicable to such entry, gives Tenant reasonable advance notice of such re-entry considering the circumstances and takes reasonable measures to minimize to the extent practicable any adverse impact on Tenant’s business and its occupancy of the Premises.

20.          Additional Rights of Landlord; Landlord Waiver of Lien.

(a)          The rights and remedies set forth in Subparagraph 19(b) may be exercised in any order and in any combination whatsoever. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Landlord of any Basic Rent, any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by Legal Requirements, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provision of this Lease, or to a decree or judgment compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

(b)          To the extent permitted by law, Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right or privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the Term hereby demised or for a lesser period after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the Term of this Lease as herein provided.

(c)          Landlord waives its statutory lien rights under Section 54.021 of the Texas Property Code as well as any constitutional and contractual liens with respect to Tenant’s personal property located at the Premises. Notwithstanding anything to the contrary herein, however, Landlord does not waive, relinquish or subordinate any liens, rights or remedies that Landlord may now have, or shall ever enjoy, as a judgment creditor or under any warehouseman’s lien in the event that Landlord is required by applicable law to store Tenant’s property if such property is abandoned by Tenant following a default by Tenant under this Lease.

21.          Notices, Demands and Other Instruments.

Any notice, demand, request, consent, approval, or other instrument (“Notice”) which may be permitted, required or desired to be given in connection herewith shall be given in writing and directed to Tenant or Landlord (as applicable) as follows:

If to Tenant:	Prior to July 1, 2020:
Caris MPI, Inc.
750 W. John Carpenter Freeway, Suite 800
Irving, TX 75039
Attention: Michael Halbert, SVP Human Resources
Facsimile: ###
Email: ###

with a copy to:	Caris MPI, Inc.
750 W. John Carpenter Freeway, Suite 800
Irving, TX 75039
Attention: Legal Department
Facsimile: ###
Email: ###

From and After July 1, 2020:
Caris MPI, Inc.
3600 W. Royal Lane
Irving, TX 75063
Facsimile: ###
Email: ###

with a copy to:	Caris MPI, Inc.
3600 W. Royal Lane
Irving, TX 75063
Attention: Legal Department
Facsimile: ###
Email: ###

If to Landlord:	KCP NNN II Leasehold 4, LLC
c/o Kawa Capital Partners LLC
21500 Biscayne Boulevard, Suite 700
Aventura, Florida 33180
Attention: General Counsel
Facsimile: ###
Email: ###

With a copy to:	Greenberg Traurig, P.A.
333 S.E. 2nd Avenue, Suite 4400
Miami, Florida 33131
Attention: Gavin Loughlin
Facsimile: ###
Email: ###

Notices shall be either (i) personally delivered (including delivery by reputable overnight courier service) to the offices set forth above, in which case they shall be deemed delivered on the date of delivery to said offices or (ii) sent by facsimile or email (as applicable), provided that for any notices sent by facsimile or email a copy shall also be sent by personal delivery or overnight delivery service. Any notice actually received or deemed received pursuant to the foregoing provisions on a non-Business Day or after the close of business of the recipient on a Business Day shall be deemed received on the next Business Day. Either party may by written notice to the other party given as provided hereunder change its address for service of Notice to any other recognized business address in the continental United States. Any address so designated shall include a street address for courier delivery.

22.         Transfer by Landlord. Landlord shall be free to transfer its fee interest in the Premises or any part thereof or interest therein. Landlord shall be released from the responsibility for the performance of any liabilities and obligations which shall arise under the terms, covenants and conditions of this Lease subsequent to the date of any such transfer. Such instrument assigning Landlord’s interest in this Lease shall evidence the fact that such assignee or transferee has assumed full and complete liability for all future obligations and responsibilities of Landlord (subject to the limitations set forth in Paragraph 36 of this Lease), which will arise under, out of and/or in connection with this Lease from and after the effective date of such assignment or transfer. In the event that Landlord transfers its interest in this Lease, Tenant agrees to attorn to such assignee or transferee with respect to Tenant’s obligations under this Lease provided such assignee or transferee recognizes Tenant’s rights under this Lease. Tenant shall, upon Landlord’s or such transferee’s written request and at no out-of-pocket expense to Tenant, enter into an attornment agreement providing for such attornment. The transferring Landlord and its officers, directors, trustees, members, partners, shareholders, beneficiaries, employees and agents shall remain Indemnified Parties with respect to any event or occurrence that has happened prior to such transfer.

23.          Mortgaging by Landlord.

Landlord shall be free to grant one or more mortgages, deeds of trust or like security interest in the Premises and this Lease and/or enter into a ground lease with respect to the Premises (each such mortgage, deed of trust, like security interest or ground lease, and any renewals, replacements, or extensions thereof, being a “Mortgage”) to one or more mortgagees, deed of trust trustees, other grantees or ground lessors (individually, together with each holder of any note secured thereby, a “Mortgagee”) on the condition that either (a) this Lease shall be superior to the Mortgage, or (b) if this Lease is to be subordinate to the Mortgage, Tenant receives from the Mortgagee a subordination and nondisturbance agreement reasonably acceptable to Tenant and the Mortgagee pursuant to which Tenant shall confirm the subordination of this Lease to such Mortgage and Mortgagee recognizes this Lease and agrees not to disturb Tenant’s interest in this Lease or possession of the Premises so long as an Event of Default has not occurred and is continuing under this Lease (an “SNDA”), provided that in no event shall this Lease be subordinated to a junior mortgage without the prior written consent of any then-existing Mortgagee. Tenant shall execute such SNDA within ten (10) Business Days after receipt of such SNDA in form reasonably acceptable to Tenant. Any such recognition and non-disturbance agreement shall provide that, in the event of a conflict between the Mortgage and this Lease, casualty insurance proceeds shall be received, used and applied as provided in this Lease. Tenant agrees to attorn, at the request of any Mortgagee, to such Mortgagee or other transferee upon a transfer of title by reason of foreclosure of such Mortgage or deed in lieu of foreclosure thereof or termination of any such ground lease. In connection with any proposed transfer, pledge or mortgage of Landlord’s fee interest in the Premises or any portion of the ownership interests in Landlord, Tenant shall, within ten (10) Business Days after receipt of Landlord’s written request therefor, provide Landlord and the proposed transferee and/or Mortgagee with confirmation in writing that Tenant shall recognize such transferee and Mortgagee as such in the event of the consummation of the transaction described in such notice. Without limitation of the foregoing, a SNDA substantially in the form attached hereto as Exhibit 23 shall be deemed reasonable for all relevant purposes.

Without limiting the generality of the foregoing, at the written direction of Landlord, Tenant shall agree in writing in respect of a first Mortgage for the benefit of the Mortgagee thereunder that (i) the Mortgagee is a direct assignee of Landlord’s interest under this Lease and (ii) until said Mortgage has been released of record, all payments of Basic Rent are to be made as set forth in said direction and no subsequent direction by Landlord shall be honored by Tenant until said Mortgage has been released of record unless the Mortgagee consents in writing to such subsequent direction. Any Mortgagee which becomes an assignee of Landlord’s interest in this Lease, whether by foreclosure of a Mortgage or pursuant to a deed in lieu thereof, or any successor to such assignee, shall not be obligated to perform any duty, covenant or condition required to be performed by Landlord under any of the terms hereof (except for obligations that first arise on and after such time as the Mortgagee shall obtain title to the Premises following foreclosure or deed in lieu of foreclosure), but on the contrary, Tenant and Landlord, by their respective executions hereof, each acknowledge and agree that notwithstanding any such assignment each and all of such duties, covenants or conditions required to be performed by Landlord shall survive any such assignment and shall be and remain the sole liability of Landlord. Subject to the prior sentence, any transferee of Landlord’s interest which acquires such interest from a Mortgagee, and any purchaser of such interest at a foreclosure sale in respect of a Mortgage (or transferee of a deed in lieu of such a foreclosure), shall not be obligated to any duty, covenant or condition required to be performed by Landlord under any of the terms hereof, which obligation first arises prior to said transferee’s or purchaser’s acquisition of Landlord’s interest under this Lease, shall not otherwise be liable for the defaults of any prior Landlord hereunder and shall not be obligated to account for or be subject to any offset in respect of (and Tenant shall be given no credit for) any payment of rent made more than thirty (30) days in advance of the due date of such payment unless and then only to the extent such rental payment is actually received by such transferee. Without limiting the foregoing, Tenant acknowledges and agrees that the rights of all such assignees, purchasers and transferees in and to Basic Rent and Additional Rent shall not be subject to any abatement whatsoever, or be subject to any defense, setoff, counterclaim or recoupment or reduction of any kind by reason of any event or circumstance which occurred prior to the date upon which any such assignee, purchaser or transferee obtained title to the Premises or the Landlord’s interest in this Lease.

24.          Estoppel Certificates.

(a)          Tenant shall at any time and from time to time (but in no event more than twice in any twelve (12) month period, unless such request is in connection with a prospective sale or financing of the Premises by Landlord, in which case Landlord shall not be so limited), within ten (10) Business Days following receipt by Tenant of a written request therefor from Landlord or any Mortgagee, execute, acknowledge and deliver to such requesting party executed Tenant’s Certificates substantially in the forms attached hereto as Exhibit 24-1 and Exhibit 24-2; together with such other factually correct information pertaining to this Lease as may be reasonably requested by Landlord or any Mortgagee. Any such certificate may be relied upon by any Mortgagee, prospective purchaser or prospective Mortgagee of the Premises or any interest in Landlord.

(b)          Landlord shall at any time and from time to time, within ten (10) Business Days following receipt by Landlord of a written request therefor from Tenant, execute, acknowledge and deliver to Tenant (or as Tenant may reasonably direct), a certificate reciting factually correct information pertaining to this Lease as reasonably requested by Tenant, including, without limitation, whether to Landlord’s actual knowledge Tenant is then in default hereunder, the last dates and amounts of Rent paid hereunder and the dates of any modifications to this Lease. Such certificates may be relied upon by the parties to whom Tenant requests that they be addressed and their respective successors and assigns, including Tenant’s actual and prospective lenders, subtenants and assignees and any potential purchaser of Tenant or a direct or indirect interest in Tenant.

25.          No Merger.

There shall be no merger of this Lease or the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the same person acquiring or holding, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any portion thereof.

26.          Surrender.

Upon expiration or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord in the condition in which the Premises is to be kept under the other provisions of this Lease, including without limitation, Paragraph 10, ordinary wear and tear and damage by casualty excepted. Tenant shall, at Tenant’s expense, remove from the Premises prior to such expiration or termination all of Tenant’s Property, and immediately repair any damage caused by such removal. Any of Tenant’s Property not so removed within ninety (90) days following such expiration or earlier termination shall, at Landlord’s election, become the property of Landlord. Landlord may thereafter cause such Tenant’s Property to be removed and disposed of and the cost of repairing any damage caused by such removal shall be borne by Tenant. Tenant shall not be required to remove any Alterations unless Landlord designated at the time of its approval of such Alteration that such Alteration shall be removed by Tenant upon expiration or sooner termination of this Lease. Landlord expressly agrees that Tenant shall not be obligated at the expiration or earlier termination of this Lease to remove any of the Tenant Improvements (as defined in the Work Letter) that are of a type and nature included in general office space offered for lease.

27.          Severability.

Each and every covenant and agreement contained in this Lease is separate and independent, and the breach of any thereof by Landlord shall not discharge or relieve Tenant from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances shall at any time be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each such remaining term and provision of this Lease shall valid and shall be enforced to the extent permitted by law.

28.          Savings Clause.

No provision contained in this Lease which purports to obligate the Tenant to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable Legal Requirements shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.

29.          Binding Effect.

Subject to Paragraph 23, all of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord and Tenant. No amendment of this Lease shall be effective unless expressed in writing executed by Landlord and Tenant.

30.          Memorandum of Lease.

Simultaneously with the execution and delivery hereof, Landlord and Tenant shall enter into and record, at Tenant’s expense, a memorandum of this Lease in the form of Exhibit 30 attached hereto. Following expiration or earlier termination of the Term, Tenant shall, at the request of Landlord, execute an appropriate termination of such memorandum in recordable form.

31.          Table of Contents; Headings.

The table of contents and headings used in this Lease are for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the provisions of this Lease.

32.          Governing Law; Litigation

This Lease shall be governed by and interpreted under the laws of the state in which the Premises are located. In the event of litigation between the parties with respect to this Lease, the losing party shall reimburse the prevailing party for all reasonable attorneys’ fees and expenses incurred by the prevailing party with respect thereto.

33.          Certain Definitions.

(a)         The term “Business Day” shall mean a day other than Saturday, Sunday or any day on which regular U.S. mail is not delivered or banks are generally closed in the State of Texas.

(b)          The term “Lease” means this Lease, as amended and modified from time to time, together with any memorandum or short form of lease entered into for the purpose of recording.

(c)          The term “Landlord” means the owner of the rights of the Landlord under this Lease and upon any assignment or transfer of such rights, except an assignment or transfer made as security for an obligation, any heirs, successors and assigns. The assignor or transferor shall be relieved of all future duties and obligations under this Lease provided the assignee or the transferee shall expressly agree in writing to be bound by and to assume all the covenants of Landlord hereunder arising from and after such assignment or transfer.

(d)          An “Affiliate” of a party shall mean a person or entity (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under a common control with, the applicable party, (ii) which beneficially owns or holds fifty percent (50%) or more (by number of votes) of any class of the voting stock of the applicable party, or (iii) fifty percent (50%) or more (by number of votes) of the voting stock (or in the case of a person which is not a corporation, fifty percent (50%) or more of the equity interest) of which is beneficially owned or held by the applicable party or its Subsidiary.

(e)          The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity through the ownership of voting securities, by contract of otherwise.

(f)          The term “Subsidiary” shall mean any Business Entity of which more than fifty percent (50%) of the equity interests at the time outstanding shall at the time be owned, directly or indirectly, by any other Business Entity or collectively by any Business Entity and its Affiliates.

(g)          The term “Business Entity” shall mean an entity other than an individual or a government agency or political subdivision thereof.

(h)         The term “Person” shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or other business entity or a government or agency or political subdivision thereof.

(i)           The term “Insurance Expenses” shall mean all premiums, deductibles and other expenses actually incurred by Landlord with respect to the Landlord’s Required Coverage under Subparagraph 12(e).

34.          Assignment of Intangibles.

(a)          Landlord hereby assigns to Tenant, without recourse, all Intangible Personal Property for use by Tenant during the Term. Such assignment shall terminate upon the expiration or earlier termination of the Term or, if earlier, upon termination of Tenant’s right of possession of the Premises following the occurrence of an Event of Default.

(b)          No later than ninety (90) days following the expiration or earlier termination of this Lease, Landlord may require in a written notice to Tenant that Tenant assign to Landlord, effective as of such expiration or earlier termination of the Term, all rights of Tenant in and to such Intangible Personal Property used by Tenant in connection with the Premises as is designated by Landlord in such notice, including, without limitation, any contract rights, guaranties, licenses, permits, registrations and warranties (including without limitation licenses, permits and registrations pertaining to any clean-up or remediation of Hazardous Material on or about the Premises to the extent such licenses, permits and registrations may be assigned to Landlord) but excluding any trade names, service marks, corporate names, or other business licenses, phone numbers, and the like, used by Tenant or its Affiliates or its assignees or subtenants in the operation of their respective businesses. Subject to and without release of any obligation of Tenant to Landlord under this Lease which by the terms of this Lease survives the termination or expiration of this Lease, including without limitation Tenant’s indemnity obligations under Paragraphs 7 and 8 of this Lease, Landlord shall assume any future obligations of Tenant in respect of any such assigned Intangible Personal Property in form reasonably acceptable to Landlord and Tenant. Tenant shall execute such assignments and/or bills of sale of the Intangible Personal Property as Landlord may reasonably request, provided the same do not impose any additional liability on Tenant and are otherwise reasonably acceptable to Tenant. The obligations of Tenant under this Paragraph 34 shall survive the expiration or earlier termination of this Lease.

35.          Exhibits.

The following Exhibits attached hereto are hereby incorporated by reference into this Lease and made a part hereof:

Exhibit l(a) (Legal Description)

Exhibit 2(a) (Permitted Exceptions)

Exhibit 2(b) (Work Letter)

Exhibit 4(a) (Renewal Options)

Exhibit 5 (Basic Rent Chart)

Exhibit 23 (Form of SNDA)

Exhibit 24-1 (Estoppel Certificate)

Exhibit 24-2 (Estoppel Certificate)

Exhibit 30 (Memorandum of Lease)

Exhibit 41 (Guaranty)

36.          Landlord Defaults; Exculpatory Clause.

(a)      In the event of any default by Landlord, Tenant shall have the right to exercise any legal or equitable remedies (except as otherwise provided herein), but, prior to exercising any such remedies, Tenant shall give Landlord and any Mortgagee of whom Tenant has been provided written notice, written notice specifying such default with particularity, and Landlord shall have a period of thirty (30) days following Landlord’s receipt of such written notice in which to cure such default; provided, however, that if such default reasonably requires more than thirty (30) days to cure, Landlord shall have a reasonable period of time to cure such default, provided Landlord commences the cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion. In no event shall Tenant have the right to offset Rent, to terminate or rescind this Lease or to exercise self-help (except as expressly provided in this Lease or by applicable Legal Requirements) as a result of Landlord’s default. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each hereby waives its right to recover consequential damages (including, but not limited to, lost profits), special damages or punitive damages arising out of any default by the other.

(b)      If a default by Landlord is curable but is not cured by Landlord within the applicable notice and cure period (and Landlord has in fact ceased efforts to cure same), and provided that the cure of such default will have no material adverse effect on the Building Structure, Tenant may, upon five (5) Business Days’ prior written notice to Landlord (or sooner, if a bona fide emergency), cure the default and bill Landlord for the actual out-of-pocket costs incurred by Tenant to cure the default, which shall be due within thirty (30) days following invoice. Tenant shall not have the right to offset Rent for any sums due hereunder.

(c)      Notwithstanding any provision of this Lease to the contrary, the liability of Landlord under and with respect to this Lease shall be limited to the interest of Landlord in the Premises, and, upon assignment by Landlord, any sales proceeds resulting from such sale as to any then existing default by Landlord hereunder and any judgment in favor of Tenant or any party claiming by, through or under Tenant against Landlord shall be collectible only out of Landlord’s interest in the Premises and any proceeds, rents, awards, and income derived therefrom, and in no event shall any judgment for damages be entered against Landlord which is in excess of the value of such interest plus such proceeds, rents, awards, and income. IN FURTHERANCE OF THE FOREGOING, AND EXCEPT TO THE EXTENT TENANT IS A JUDGMENT CREDITOR AS HEREINABOVE DESCRIBED, TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

37.          Jury Waiver.

LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDINGS, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.

38.          Quiet Enjoyment.

So long as an Event of Default does not exist, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject, however, to the express terms and conditions of this Lease.

39.           Landlord’s Representations and Warranties. Landlord represents and warrants to Tenant that, as of the Effective Date:

(a)       Conflict; Title. This Lease does not conflict with, and its execution by Landlord shall not result in a default or event of default under, any other agreement to which Landlord is bound. As of the Effective Date, there is no debt or mortgage lien granted by Landlord or any Affiliate of Landlord and encumbering the Premises other than the Deed of Trust, Assignment of Leases and Rents, and Security Agreement dated on or about the date hereof in favor of Citibank, N.A. Landlord will provide Tenant with a copy of Landlord’s title insurance policy for the Premises (together with copies of any exception documents referenced therein) within ten (10) Business Days following receipt thereof by Landlord.

(b)      Claims or Proceedings. To Landlord’s knowledge, there are no claims, causes of action or other proceedings pending or threatened in respect to the ownership, operation or environmental condition of the Premises or any part thereof, except for claims which are fully insured and as to which the insurer has accepted defense without reservation.

(c)       Condemnation. Etc. To Landlord’s knowledge, there is no existing, pending or contemplated, threatened or anticipated condemnation of any part of the Premises, repaving, widening, change of grade or limitation on use of streets, roads, or highways abutting, change in the zoning classification of the Premises, or special tax or assessment to be levied against the Premises due to capital improvements to be constructed on, near or adjacent to the Premises.

(d)      Hazardous Materials. Other than any matters disclosed in that certain Phase I Environmental Site Assessment dated June 17, 2019 and prepared by EBI Consulting under Project No. 1119003692, to Landlord’s knowledge, there are no Hazardous Materials in the Building or the Premises, other than those in compliance with Legal Requirements and Environmental Laws that are customarily used in connection with the operation and maintenance of an office building.

(e)       Prohibited Persons and Transactions. Landlord represents and warrants to Tenant that Landlord is currently in compliance with and shall at times during the Term (including any extension thereof) remain in compliance with the regulations of Office of Foreign Asset Control (the “OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

As used herein, “Landlord’s knowledge” means the actual (not constructive or imputed) knowledge of Daniel Amer and Emily Jones (“Landlord’s Representatives”) as of the Effective Date after performing reasonable inspections of his or her files regarding the Premises. Landlord represents and warrants to Tenant that Landlord’s Representatives are the individuals within Landlord’s organization most familiar with the Building and Premises and most likely to know the information subject to Landlord’s representations and warranties hereunder. Tenant acknowledges and agrees that Landlord’s Representatives are named solely for the purpose of defining and narrowing the scope of knowledge of Landlord and not for the purpose of imposing any liability or creating any duties running from such individuals to Tenant.

40.           Tenant Allowance and Tenant Improvements. Landlord will provide to Tenant the Allowance (as defined in the Work Letter) to be applied to the cost of the Tenant Improvement Costs as set forth in the Work Letter attached as Exhibit 2(b) hereto, which Work Letter is hereby made a part of this Lease, and its provisions shall control in the event of a conflict with the provisions contained in this Lease. If Landlord fails to pay to Tenant any installment of the Allowance within thirty (30) days following the date when due pursuant to the Work Letter, then such late payment shall bear interest at the Default Rate from the date due until paid.

41.	Guaranty.

The obligations of Tenant under this Lease are guaranteed by Caris Life Sciences, Ltd., a Cayman Islands exempted limited company (“Guarantor”) pursuant to a Guaranty of substantially even date herewith in the form attached hereto as Exhibit 41 and made a part hereof for all purposes (the “Guaranty”). Landlord’s receipt of the Guaranty, duly executed by the Guarantor, shall be a condition to the effectiveness of this Lease.

42.           Letter of Credit.

(a)      Tenant shall deliver to Landlord, within ten (10) Business Days after Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Paragraph 42(c) below (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local Dallas, Texas office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have either (i) an S&P long term rating of A (or better) and an S&P short term rating of A-1 (or better) or (ii) a Moody’s long term rating of A2 (or better) and a Moody’s short term rating of P-1 (or better) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in form and substance reasonably acceptable to Landlord. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) subject to Subparagraph 42(c), be maintained in effect, whether through renewal or extension, for the period commencing on or about the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days after the expiration of the Term, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease and Tenant has not paid such amount as and when due hereunder after taking into account any applicable notice and cure period, or (B) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code and remains undismissed for ninety (90) days, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code which remains undismissed for ninety (90) days, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Paragraph 42 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Paragraph 42(a)), in the amount of the applicable L-C Amount, within thirty (30) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s sole and absolute discretion, and any reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within thirty (30) days of billing.

(b)      Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Paragraph 42(a)(H) above), draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and to compensate Landlord for any and all damages of any kind or nature sustained resulting from Tenant’s Event of Default under this Lease or other L-C Draw Event and to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease as a result of such Event of Default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable Legal Requirement, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third-party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

(c)      The L-C Amount shall initially be equal to the amount of $3,435,000.00. Subject to the terms and conditions of Subparagraphs 42(c), and provided that the Reduction Condition (as defined below) is satisfied on each applicable Reduction Date (as defined below), the L-C Amount shall be reduced as follows:

Date of Reduction (each, a “Reduction Date”)	Amount of Reduction	Remaining L-C Amount
June 1, 2023	$343,500.00	$3,091,500.00
June 1, 2024	$343,500.00	$2,748,000.00
June 1, 2025	$343,500.00	$2,404,500.00
June 1, 2026	$343,500.00	$2,061,000.00
June 1, 2027	$343,500.00	$1,717,500.00
June 1, 2028	$343,500.00	$1,374,000.00
June 1, 2029	$343,500.00	$1,030,500.00
June 1, 2030	$343,500.00	$687,000.00
June 1, 2031	$343,500.00	$343,500.00
June 1, 2032	$343,500.00	$0.00

(d)      The reduction of the L-C Amount is subject to each of the following conditions (collectively, the “Reduction Condition”):

(1)      As of the applicable Reduction Date, no Event of Default then exists; and

(2)     The audited financial statements (as provided in Paragraph I 7) for the fiscal year immediately preceding the applicable Reduction Date evidence that Tenant and Guarantor had an aggregate Tangible Net Worth in excess of $25,000,000.00.

(e)      In the event that Tenant is eligible for a reduction of the L-C Amount, Tenant shall have the right to reduce the L-C Amount as set forth above via the delivery to Landlord of either (x) an amendment to the existing L-C (in form and content reasonably acceptable to Landlord) modifying the L-C Amount to the amount then required under this Paragraph 42, or (y) an entirely new L-C (in the form and content otherwise required in this Paragraph 42) in the total L-C Amount then required under this Paragraph 42 (in which instance Landlord shall promptly return to Tenant the previously delivered L-C upon Landlord’s receipt of the replacement L-C).

(f)       If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the then-required L-C Amount, Tenant shall, within five (5) Business Days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Paragraph 42. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than sixty (60) days prior to the expiration of the L-C then held by Landlord), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Paragraph 42, Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Paragraph 42, and the proceeds of the L-C shall be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered as a result of any Event of Default by Tenant under this Lease. In such event (i) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, but shall be applied by Landlord to Tenant’s obligations under this Lease as they become due, and (ii) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord as a result of any Event of Default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

(g)      The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, in connection with the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor to the extent so transferred, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. Other than in connection with an assignment of the Lease as security for a mortgage or deed of trust now or later encumbering the Premises or any portion thereof, Landlord shall not transfer the Letter of Credit except to a transferee of Landlord’s interest in the Lease. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be reasonably necessary to effectuate such transfer and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) Business Days after Tenant’s receipt of an invoice from Landlord therefor.

(h)      Landlord and Tenant (i) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, as such section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (ii) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (iii) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of any law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord or sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Paragraph 42 and those sums reasonably necessary to (A) compensate Landlord for any loss or damage caused by an Event of Default by Tenant under this Lease, including any damages Landlord suffers following termination of this Lease as a result of such Event of Default, and/or (B) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease as a result of an Event of Default by Tenant.

(i)       Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

43.           DTPA.

TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

44.           Roof Rights. Tenant shall have the right to use a portion of the roof area of the Building to install, repair and maintain a satellite antenna dish with associated antennae and cables (the “Satellite System”), provided that the Satellite System is not greater than three (3) feet in diameter, does not protrude above the parapet wall of the Building, the weight of the Satellite System is less than one hundred fifty (150) pounds and does not impair the structural integrity of the roof. The installation and operation of the Satellite System shall be at Tenant’s sole cost and expense. Prior to the installation of the Satellite System, Tenant shall obtain Landlord’s prior approval, which will not be unreasonably withheld, delayed or conditioned, of the location, type and method of installation of the Satellite System. Landlord may condition its approval on Tenant’s ensuring that such installation or the maintenance of the Satellite System does not invalidate any roof warranties in favor of Landlord. Tenant agrees to hire a roofing contractor approved by Landlord for all penetrations, attachments or other work to the roof. Tenant shall, at its sole cost and expense, comply with all applicable Legal Requirements, including but not limited to securing all necessary permits for the installation and operation of the Satellite System. Tenant shall be solely responsible for the maintenance of the Satellite System. Tenant shall be responsible for liability and property insurance for the Satellite System consistent with the requirements of this Lease. In the event the Satellite System causes interference to equipment used by Landlord, Tenant shall use reasonable efforts, and shall cooperate with Landlord to promptly eliminate such interference. Tenant shall, upon the expiration or termination of this Lease, at its sole cost and expense, remove the Satellite System and repair any damage to the roof or other parts of the Building caused by such removal and return that portion of the roof of the Building that has been affected by the Satellite System to the condition it was in prior to the installation of the Satellite System, normal wear and tear and casualty excepted. Landlord shall not charge Tenant for the use of the roof space for the Satellite System.

45.           Broker. Landlord and Tenant each represent and warrant that it has dealt with no broker, agent or other person in connection with this Lease other than ESRP Advisory Dallas, LLC (“Broker”) and each party agrees to indemnify and hold the other party harmless from and against any claims by any other broker, agent or other persons claiming a commission or other form of compensation by virtue of having dealt with the party other than Broker with regard to this leasing transaction. Landlord covenants and agrees to pay the lease commissions due to Broker for services performed in connection with this Lease pursuant to the written lease commission agreement between Landlord and Broker.

46.          Authoritv. Landlord and Tenant each represent and warrant to the other that such party is duly organized, validly existing, and in good standing under the laws of the state of its organization, and is duly qualified to transact business in Texas.

4 7.         Counterparts. This Lease may be executed in separate counterparts, each such counterpart being deemed an original, and all of which taken together shall constitute one and the same instrument.

48.           OFAC. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at times during the Term (including any extension thereof) remain in compliance with the OFAC regulations of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

49.           Force Majeure. Neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by acts of terrorists, war (whether declared or not) or national conflicts; strikes, lockouts, labor disputes, boycotts or work stoppages not caused by or limited to such party, or its contractors or subcontractors; natural disasters, such as earthquake, hurricane or flood; governmental restrictions, regulations or controls; or delay in obtaining or inability to obtain labor, materials or reasonable substitutes therefor, any of which (a) could not reasonably have been anticipated by such party; (b) is beyond the reasonable control of such party; and (c) could not be prevented or overcome, wholly or in part, by the exercise of due diligence by such party (“Force Majeure”), provided that this shall not apply (i) to excuse any failure of either party to comply with any monetary obligations hereunder.

50.           Calculation of Charges. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that each provision of this Lease for determining charges, amounts and additional rental payments by Tenant are commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded, even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE; provided, however, that nothing contained in this waiver however is intended to limit or impair, except as otherwise expressly set forth in this Lease to the contrary, any other remedy available to Tenant under this Lease or at law or in equity (other than Section 93.012, Texas Property Code). In addition, nothing in this Paragraph 50 shall constitute a waiver of Tenant’s right to dispute and/or initiate a claim disputing Landlord’s methods of calculating or determining amounts owed by Tenant hereunder and/or Landlord’s calculation or determination of Additional Rent.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.

LANDLORD:

KCP NNN II LEASEHOLD 4, LLC,
a Delaware limited liability company

By:	/s/ Daniel Ades
Name: Daniel Ades
Title: Chief Executive Officer

TENANT:

CARIS MPI, INC.,
a Texas corporation

By:	/s/ David D. Halbert
Name:	David D. Halbert
Title:	CEO

[Signature Page to Lease]

EXHIBIT l(a)

LEGAL DESCRIPTION

EXHIBIT 2(a)

PERMITTED EXCEPTIONS

EXHIBIT 2(b)

WORK LETTER

THIS WORK LETTER (this “Work Letter”) is attached to and made a part of the Lease dated July___, 2019 (the “Lease”), by and between KCP NNN II LEASEHOLD 4, LLC, a Delaware limited liability company (“Landlord”), and CARIS MPI, INC., a Texas corporation (“Tenant”), for the Premises described in the Lease. Capitalized terms used but not otherwise defined in this Work Letter shall have the meanings set forth in the Lease. This Work Letter is attached to, and forms a part of, the Lease. Should any inconsistency arise between this Work Letter and any other provision of the Lease as to the specific matters which are the subject of this Work Letter, the terms and conditions of this Exhibit shall control. Time is of the essence of this Work Letter.

  1.          Acceptance of Premises. Except as set forth in the Lease or this Work Letter, Tenant accepts the Premises in their AS-IS condition on the Effective Date.

  2.          Tenant Improvements. This Work Letter sets forth the agreement with respect to the construction of the Tenant Improvements (as defined below). All improvements to the Premises and/or the Building constructed by Tenant pursuant to this Work Letter are referred to herein collectively as the “Tenant Improvements.” The terms, definitions and other provisions of the Lease are hereby incorporated into this Work Letter by reference. In accordance with the provisions of this Work Letter, Tenant will construct and install the Tenant Improvements in the Premises in accordance with the Final Plans (defined below), at Tenant’s sole cost and expense, subject to payment of the Allowance pursuant to the terms and conditions herein. Tenant shall diligently pursue the completion of such Tenant Improvements pursuant to the terms and conditions of this Work Letter. Tenant anticipates completing the Tenant Improvements and occupying the Premises in accordance with the following timeline:

Phase	Location	Anticipated Occupancy Date
Phase I	Approx. 57,250 square feet of the Building	On or about August 1, 2020
Phase II	Approx. 28,625 square feet of the Building	On or about April 1, 2022
Phase III	Approx. 28,625 square feet of the Building	On or about April 1, 2023

Each of Phase I, Phase II and Phase III described above may be referred to herein as a “Phase” and collectively as “Phases”. Tenant shall have no liability in the event of a failure to meet all or any of the foregoing anticipated occupancy dates, each of the same being an estimate only. Tenant may, in its sole discretion, accelerate the occupancy date of a Phase without Landlord’s prior written consent. Tenant shall not materially modify the size of the Phases without Landlord’s prior written consent, which consent shall not be unreasonably delayed, conditioned or withheld, provided, however, no such modification nor the failure to meet all or any of the anticipated occupancy dates shall affect Tenant’s obligation to pay Basic Rent or Additional Rent as and when required by the Lease.

  3.          Plans and Specifications; Permits. It is agreed that Tenant will develop plans and necessary specifications for completion of the Tenant Improvements in accordance with this Work Letter and the following provisions and procedures:

(a)      No later than one hundred (100) days after the Effective Date with respect to Phase I and, with respect to the other Phases, no later than one hundred fifty (150) days prior to the anticipated construction start date for such Phase, Tenant shall submit or cause Tenant’s architect to submit to Landlord, for Landlord’s review and approval, a space plan for the applicable Phase (the “Space Plan”), showing the final layout for such Phase, including without limitation, all exterior improvements, walls, corridors, entrances, exits, doors and interior partitions, and the locations of all kitchens, beverage and dining areas, reception area(s), and other areas required for Tenant’s occupancy, in sufficient form to serve as the basis for the Construction Drawings for such Phase. Within ten (10) Business Days after Landlord receives the Space Plan, Landlord shall either approve or not approve the Space Plan based on the following matters (individually, a “Design Issue” and, collectively, the “Design Issues”): (i) adverse effect on or incompatibility with the Building Structure or Building Systems; (ii) effect on the exterior appearance of the Building or other exterior portions of the Premises, (iii) conflict, inconsistency or incompatibility with the base building design, (iv) non-compliance with applicable Legal Requirements, or (v) omissions or other missing or incomplete information. If Landlord does not approve such Space Plan, Landlord shall provide Tenant with specific written comments detailing the reasons Landlord denied approval. Tenant shall cause such Space Plan to be revised to address Landlord’s comments, and shall resubmit same for Landlord’s review and approval in accordance with this Section (except that the time period for Landlord’s response shall be three (3) Business Days for subsequent submissions). This procedure shall be repeated until the Space Plan is finally approved by Landlord and written approval has been delivered to and received by Tenant (such date, as applicable, the “Space Plan Approval Date”).

(b)     No later than seventy-five (75) days after each Space Plan Approval Date, Tenant shall prepare or cause Tenant’s architect to prepare (based on the Space Plan for such Phase as finally approved by Tenant and Landlord) and deliver to Landlord written drawings, plans and specifications for the construction of the Tenant Improvements in such Phase (collectively, the “Construction Drawings”). The Construction Drawings for each Phase shall include, without limitation, (i) fully dimensioned architectural plans; (ii) reflective ceiling plan with light switches; (iii) electric power circuitry diagram; (iv) complete structural (if required), mechanical, electrical, plumbing, HVAC, telecommunication and cabling plans; (v) color and finish selections; and (vi) all such other information or plans as may be required for the construction of the Tenant Improvements in such Phase. Tenant’s architect shall consult with Landlord’s architect, Landlord’s engineer(s) and other Building design professionals designated by Landlord in the preparation of the Construction Drawings with respect to the Building Structure and Building Systems. The Construction Drawings shall be in form and content sufficient for submission to the applicable governmental authority, to obtain all necessary building permits for completion of the Tenant Improvements contemplated therein. Within ten (10) Business Days after Landlord receives the Construction Drawings for a Phase, Landlord shall either approve or not approve such Construction Drawings based on the Design Issues. If Landlord does not approve the Construction Drawings, Landlord shall provide Tenant with specific written comments detailing the reasons Landlord denied approval. Tenant shall cause the Construction Drawings to be revised to address Landlord’s comments and shall resubmit same for Landlord’s review and approval in accordance with this Section within ten (10) Business Days of receiving Landlord’s written comments, except that the time period for Landlord’s response shall be three (3) Business Days for subsequent submissions. This procedure shall be repeated until the Construction Drawings for a Phase are finally approved by Landlord and written approval has been delivered to and received by Tenant, whereupon such approved Construction Drawings shall become the “Final Construction Drawings” for such Phase.

(c)      Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, and shall work promptly and diligently to obtain, the building permit from the applicable governmental authority and all other permits from any other governmental authority as may be required in connection with the construction and performance of the Tenant Improvements. Promptly after Tenant receives Landlord’s approval of the Final Construction Drawings for a Phase, Tenant shall submit such approved Final Construction Drawings to the applicable governmental authorities and, if required pursuant to any applicable Legal Requirements, to all other governmental authorities having jurisdiction over the Premises for approval and the issuance of the Building Permit (as defined below). Tenant shall promptly notify Landlord of any changes to the Final Construction Drawings required by such governmental authorities and Landlord shall have the same approval rights (as set forth in Section 3(a) and Section 3(b)) with respect to any such changes to the extent they raise a Design Issue. Each building permit for the construction and installation of the Tenant Improvements in a Phase shall be referred to herein as a “Building Permit” and the date such Building Permit is issued by the applicable governmental authority shall be referred to herein as a “Building Permit Date.” Copies of the Building Permit and any other governmental approvals or permits obtained by Tenant in connection with the Tenant Improvements shall be delivered to Landlord promptly after Tenant’s receipt of the same. The Final Construction Drawings for a Phase as approved by Landlord and all applicable governmental authorities shall be referred to herein as the “Final Plans” for such Phase. Tenant must submit to Landlord one (1) complete set of the Final Plans for such Phase prior to commencing construction of the Tenant Improvements for such Phase.

(d)     If Landlord and Tenant cannot agree on final Space Plans or Construction Drawings for a Phase within forty (40) days after Tenant’s initial submission thereof to Landlord, then any such dispute shall be resolved by the following process: Landlord and Tenant shall have a period of ten (10) days from the request of either party to mutually agree on a reputable and qualified independent architect that must have at least ten (10) years of experience with work similar to the Tenant Improvements, to resolve such dispute. If the parties fail to agree, then each of Tenant and Landlord shall have an additional five (5) days to select an architect meeting the same minimum qualifications set forth above, and the two (2) architects selected shall select a third architect who shall resolve the dispute in question. If either of Landlord or Tenant fail to make its respective selection of an architect within the additional 5-day period provided for above, then the remaining party’s selection shall be the expert who shall resolve the dispute in question. Once the architect has been selected in accordance with this provision, the architect shall render a decision on the dispute as soon as reasonably possible, but in any event within a period of fifteen (15) days.

  4.           General Contractor; Subcontractors and Budget.

(a)     Tenant shall select one or more qualified general contractors to perform the installation of each Phase of the Tenant Improvements, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed (each, a “General Contractor”). Tenant represents that Tenant intends to conduct a competitive bid process to select the General Contractor for the Tenant Improvements for each Phase in accordance with customary construction practices or Tenant shall select a General Contractor for such Phase based on a negotiated fee, which General Contractor shall be required to competitively bid all major subcontracts. Tenant shall enter into a construction contract for the construction and installation of the Tenant Improvements for a Phase with the applicable General Contractor (each, a “GC Agreement”), which GC Agreement shall (i) require progress payments no more frequently than monthly, (ii) include a detailed construction schedule for the performance and completion of such Tenant Improvements, (iii) include retainage of ten percent (10%) until final completion of such Tenant Improvements for the applicable Phase, (iv) include the General Contractor’s agreement to attend any Landlord and Tenant construction meetings, and (v) provide from the General Contractor in favor of Tenant and Landlord, a customary warranty of the Tenant Improvements in such Phase for a period of at least one (1) year from the date of substantial completion of such Tenant Improvements. A true, correct and complete copy of the GC Agreement with each General Contractor, and all amendments thereto, will be provided to Landlord. Tenant acknowledges and agrees that the Tenant Improvements shall be constructed and installed only by parties holding all appropriate licenses as required by applicable Legal Requirements.

(b)     Tenant shall also furnish to Landlord a roster identifying all subcontractors performing any of the Tenant Improvements, which, upon Landlord’s request, shall be updated from time to time to add any new subcontractors performing the Tenant Improvements. All subcontractors performing work that impacts the Building Systems, Building Structure, Building exteriors, or areas outside the Building shall be subject to Landlord’s prior written approval (prior to selection), which shall not be unreasonably withheld, conditioned, or delayed.

(c)      No later than thirty (30) days after completion of the Final Construction Drawings for a Phase, Tenant shall provide Landlord with a detailed budget for the Tenant Improvements in such Phase, showing all Tenant Improvement Costs for such Phase (the “Construction Budget”). The Construction Budget for each Phase shall be certified, to the best of Tenant’s knowledge, as the final, accurate and complete budget for the Tenant Improvement Costs for such Phase. Tenant acknowledges that Tenant is obligated to pay the Tenant Improvement Costs (subject to the Allowance).

(d)      Upon the issuance of all necessary building permits and governmental approvals for the Tenant Improvements in each Phase, Tenant shall diligently pursue the completion of such Tenant Improvements pursuant to the terms and conditions of this Work Letter. Tenant shall use commercially reasonable efforts to cause the Tenant Improvements for the entire Premises to be completed in accordance with the Final Construction Drawings within six (6) years following the Effective Date, subject to extension for force majeure as set forth in the GC Agreement and provided no Event of Default by Landlord exists under the Lease (including this Work Letter) that affects the Tenant Improvements beyond applicable notice and cure periods.

  5.           Allowance.

(a)      Landlord will provide Tenant with an allowance of $6,940,000.00 (the “Allowance”) as a credit against the Tenant Improvement Costs, which Allowance shall be allocated as follows: $3,575,000.00 to Phase I, $1,717,500.00 to Phase II, and $1,647,500.00 to Phase III (each such amount, a “Phase Cap”). “Tenant Improvement Costs” means, collectively, all the actual costs of designing, engineering, permitting (including impact fees), and constructing the Tenant Improvements in accordance with the Final Plans (as amended by all Change Orders, as hereafter defined) and all other hard and soft costs associated with the preparation of the Premises for Tenant’s use and occupancy, including Tenant’s costs for design, architectural, and engineering consultants; all costs associated with the installation and completion of the Tenant Improvements; all conduit, cabling and wiring for Tenant’s telecommunications, computer and/or data systems; and all other furnishings, :fixtures and equipment permanently attached and made a part of the Premises required for Tenant’s use and occupancy of the Premises. Notwithstanding anything herein to the contrary, in no event shall the Allowance be used for the purchase of Tenant’s Property, other than conduit, cabling and wiring for Tenant’s telecommunications, computer and data systems in the Premises. If the Tenant Improvement Costs exceed the Allowance, Tenant will be solely responsible for and pay the full amount of such excess costs as and when due. In addition, Tenant shall pay to Landlord, within thirty (30) days after receipt of Landlord’s written demand therefor, a construction management and oversight fee equal to One and 50/100 Percent (1.50%) of the hard costs component of the total Tenant Improvement Costs for a Phase to compensate Landlord for reviewing the plans for the Tenant Improvements for such Phase, reviewing and processing Allowance Requests, and for costs incurred by Landlord in facilitating Tenant’s completion of the Tenant Improvements for such Phase. Landlord reserves the right to deduct such fee from the Allowance.

(b)      Provided no Event of Default by Tenant exists under the Lease (including this Work Letter) beyond applicable notice and cure periods, then commencing after the Building Permit Date for a Phase, Landlord shall pay to Tenant the Allowance (or so much thereof as is necessary to cover the Tenant Improvement Costs for such Phase, subject to the applicable Phase Cap), less a ten percent (10%) retainage (which retainage shall be payable as part of the final draw for each Phase hereunder), in periodic disbursements pursuant to the terms and conditions set forth in this Section. For each of the periodic disbursements (individually and collectively, as applicable, an “Allowance Request”), Tenant shall deliver to Landlord the following documentation: (i) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost and time to complete the Tenant Improvements for such Phase; (ii) a copy of the application and certificate for payment in the form of AIA documents G702 and G703 signed by the General Contractor and Tenant’s architect submitted for all work for which disbursement is to be made to a date specified therein (or other invoice in the case of invoices for architecture or engineering fees or materials to be incorporated into the Tenant Improvements); (iii) from the General Contractor, any contractor under a direct contract with Tenant, and any subcontractor or material supplier that provided services or materials in the completion of the Tenant Improvements for which the Allowance Request is being made, a statutorily compliant conditional waiver and release on progress payment for the requested disbursement (conditioned only on the payment of the requested disbursement) and from the General Contractor, any contractor under a direct contract with Tenant, and any subcontractor or material supplier that provided services or materials in the completion of the Tenant Improvements for which the immediately prior Allowance Request was made, a statutorily compliant unconditional waiver and release on progress payment for the previously requested disbursement; (iv) copies of paid invoices, paid receipts and other reasonably satisfactory evidence of payment from the General Contractor, major subcontractors/material suppliers; and (v) such other supporting data, documents or information as Landlord or Mortgagee may reasonably require. Upon substantial completion of the Tenant Improvements for a Phase, Tenant shall submit to Landlord a written request for the final disbursement of the Allowance for such Phase (each, a “Final Request”), together with the following documentation: (1) reasonable evidence of substantial completion of the Tenant Improvements for such Phase; (2) a Certificate of Occupancy or local equivalent for such Phase, or if not available because of the Phase nature of the Tenant Improvements, then evidence of final approval for such Phase issued by the City of Irving authorizing Tenant’s use of such portion of the Building; (3) a certificate of completion in form and substance reasonably satisfactory to Landlord from Tenant’s architect certifying that completion of the Tenant Improvements has been achieved, and to Tenant’s architect’s knowledge, the same were completed in accordance with all applicable Legal Requirements and substantially in accordance with the Final Plans (including all Change Orders), (4) from the General Contractor, any contractor under a direct contract with Tenant, and any subcontractor or material supplier that provided services or materials in the completion of the Tenant Improvements for which the Final Request is being made, a statutorily compliant conditional final waiver and release on progress payment for the requested disbursement (conditioned only on the payment of the requested disbursement) and, within ten (10) Business Days after the Final Request disbursement was made, from the General Contractor, any contractor under a direct contract with Tenant, and any subcontractor or material supplier that provided services or materials in the completion of the Tenant Improvements for which such Final Request was made, a statutorily compliant final and unconditional waiver and release for such Final Request, (5) two sets of copies of detailed as-built plans of the Tenant Improvements for such Phase, and (6) copies of all such invoices, contracts, or other supporting data as Landlord or Mortgagee may reasonably require. As used herein “substantial completion,” “substantially completed,” and any derivations thereof mean the Tenant Improvements in the applicable Phase are substantially completed and a Certificate of Occupancy or local equivalent for such Phase has been issued, or if not available because of the Phase nature of the Tenant Improvements, then evidence of final approval for such Phase issued by the City of Irving authorizing Tenant’s use of such Phase of the Building. Substantial completion shall have occurred even though minor details of construction, decoration, and mechanical adjustments remain to be completed.

(c)      Provided Tenant shall have complied with the provisions of this Section and there is no uncured Event of Default under the Lease, then within forty (40) days after Landlord’s receipt of an Allowance Request or the Final Request, as the case may be, together with the accompanying documentation required herein, Landlord shall pay to Tenant the amount shown on such Allowance Request or Final Request (less a ten (10%) retainage for each Allowance Request). In no event shall Landlord be required to disburse the Allowance for a Phase (i) before the Building Permit Date for such Phase, (ii) more than one time per month, (iii) when an uncured Event of Default exists under the Lease, or (iv) in excess of the Phase Cap for such Phase.

(d)     In the event the Tenant Improvement Costs are less than the Allowance or Tenant does not otherwise use the entire Allowance by seventy-two (72) months following the Effective Date, then any such unused portion of the Allowance shall be applied to Basic Rent next coming due under the Lease until the entire unused portion has been disbursed.

  6.           Construction of the Improvements; Change Orders.

(a)     The Tenant Improvements shall be completed in a good and workmanlike manner, free of liens and in compliance with the Final Plans (including any Change Orders) and all applicable Legal Requirements.

(b)     Tenant will abide by the provisions of the Lease with regard to mechanic’s or construction liens relating to the Tenant Improvements.

(c)     Any damage to the Premises to the extent caused by Tenant, its contractors, subcontractors or agents must be promptly repaired by Tenant, at its expense.

(d)     Tenant shall have the ability to request and authorize changes to the Tenant Improvements during construction. If Tenant requires or desires any changes that deviate from the Final Construction Drawings, after same have been approved by each of Landlord and Tenant, Tenant shall request such change in writing to Landlord and such request will be accompanied by (i) all plans and specifications if necessary to show and explain the changes from the approved Final Construction Drawings, and (ii) a change order setting forth any cost (including associated architectural and engineering fees) or savings and any potential incompatibility with or impact on the exterior of the Premises, base building, Building Structure, or Building Systems, in each case associated with the proposed change. Within five (5) Business Days after Landlord receives Tenant’s proposed change(s) and all required supporting information, Landlord in its reasonable judgment shall either approve or not approve such change(s) based on the Design Issues. If Landlord does not approve such changes, Landlord shall provide Tenant with specific written comments detailing the reasons Landlord denied approval. If Landlord does not approve Tenant’s proposed change(s), Tenant shall either withdraw the proposed change(s) or cause the proposed change order (and related plans and specifications) to be adjusted in order to address Landlord’s comments, and shall resubmit same for Landlord’s review and approval in accordance with this Section (including the time period for Landlord’s response, which shall be three (3) Business Days). Unless Tenant withdraws the proposed change, this procedure shall be repeated until the proposed change is finally approved by Landlord and written approval has been delivered to and received by Tenant, whereupon Tenant shall cause Tenant’s architect and the General Contractor to document the proposed change through a final change order (each a “Change Order” and, collectively, “Change Orders”), which Change Order(s) shall include a revised Construction Budget and become part of the Final Plans. Notwithstanding anything in this Section 6(d) to the contrary, Landlord’s approval shall not be required for Change Orders that do not raise any Design Issues, provided that (i) the net increase in the Construction Budget for the applicable Phase resulting from all such Change Orders does not exceed (in the aggregate) two percent (2%) of the Tenant Improvement Costs for such Phase, and (ii) Tenant provides Landlord with prior written notice of each such Change Order indicating that it is a Change Order permitted without Landlord’s approval under this Work Letter, which notice shall include a copy of such Change Order.

  7.           Insurance. The General Contractor and Tenant’s other contractors must obtain and keep in force throughout their performance of the applicable Tenant Improvements the following insurance in the following minimum amounts: (i) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage with a combined single limit of $5,000,000.00 for the General Contractor (which may be achieved through an umbrella or excess coverage policy), and $1,000,000.00 for other contractors; (ii) Workers’ Compensation in statutory required amounts and Employers’ Liability Insurance for an amount of not less than $1,000,000.00, both in accordance with the laws of the State of Texas; (iii) “Builder’s Risk” insurance or an equivalent form per industry standards, covering the full replacement value of the Tenant Improvements, and any such policy will contain a provision requiring the insurance carriers to waive their rights of subrogation against Landlord; (iv) in the event a motor vehicle is to be used by such contractor in connection with its business operations from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than $3,000,000.00 combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of such contractor, its agents and employees of any owned, non-owned or hired motor vehicles; and (v) such other insurance or coverages as Landlord or its lender reasonably requires. Prior to their entry into the Premises for the accomplishment of any work, Tenant shall furnish to Landlord all certificates of insurance for the insurance required herein, naming Landlord and Mortgagee as additional insureds or loss payees, as applicable.

  8.           Representatives. Tenant has designated Michael Halbert at tel. ### and email: ### as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter, until further written notice to Landlord. Landlord has designated (i) David Israel of PKV Investment Management at tel. ### and email: ### and (ii) Steve Jarvis of JLL at tel. ### and email: ###, as its sole representatives with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter, until further written notice to Tenant.

   9.           Landlord’s Role and Rights. Notwithstanding anything herein to the contrary, the parties acknowledge that neither Landlord nor its property manager is an architect or engineer, and that the Tenant Improvements will be designed and performed by independent architects, engineers and Tenant’s contractors engaged by Tenant. Landlord and its property manager have no responsibility for construction means, methods or techniques or safety precautions in connection with the Tenant Improvements and do not guarantee that the Final Plans or Tenant Improvements will be free from errors, omissions or defects, and have no liability therefor. Landlord’s review and approval of the Space Plan, Final Construction Drawings, Change Orders, or Final Plans, and Landlord’s designations, lists, recommendations or approvals concerning Tenant’s contractors are not a warranty, covenant or assurance as to the quality or adequacy thereof or of the Final Plans or the Tenant Improvements, or the design thereof, or of their compliance with Legal Requirements, or that the Final Construction Drawings are sufficient to enable Tenant’s contractor to obtain a building permit for the Tenant Improvements. Tenant will permit access to the Premises, and inspection of the Tenant Improvements by Landlord and Landlord’s architects, engineers, contractors and other representatives, with reasonable prior notice and at reasonable times during the period in which the Tenant Improvements are being planned, constructed and installed and following substantial completion of the Tenant Improvements. In the event Tenant fails to comply with the provisions of this Work Letter, in addition to all other rights and remedies of Landlord set forth in the Lease, Landlord shall have the right upon twenty-four (24) hours’ advance notice to Tenant (which may be oral and delivered to Tenant’s representative designated in Section 8 above, provided that such notice is also sent by email or other written form) to require Tenant to cease the Tenant Improvements until such time as Tenant is in full compliance with the provisions of this Work Letter. Landlord and Tenant agree to cooperate with each other and use commercially reasonable and good faith efforts at all times to facilitate the timely planning, performance and completion of the Tenant Improvements.

EXHIBIT 4(a)

RENEWAL OPTIONS

1st RENEWAL.      Provided that Tenant is not in default of any of the terms, covenants and conditions of the Lease beyond any applicable cure period as of the date of the Renewal Notice or as of the scheduled commencement date of the Renewal Term, at the expiration of the Initial Term Tenant shall have the right and option to extend the Term of this Lease for one (1) further term of sixty (60) months (the “Renewal Period”). Such extension of the Initial Term shall be on the same terms, covenants and conditions as provided for in the Initial Term except that (i) the Basic Rent during such Renewal Period shall be at the fair market rental in effect at the time of the commencement of the Renewal Period for equivalent properties, of equivalent size, in equivalent areas and appropriate consideration shall be given to the length of the renewal term, market escalations, the credit of Tenant, and concessions generally applicable to comparable renewal terms, including free rent, improvement allowances, and commissions (if any), amenities, common area factors, availability of parking and the charges therefor, building signage rights, and the quality, size, and location of the Building (the “Fair Market Rent”), provided, however, notwithstanding anything herein to the contrary, in no event shall the monthly Basic Rent payable during the Renewal Term be less than the Basic Rent payable during the last month of the Initial Term), and (ii) Landlord shall not be obligated to make any improvements or alterations in or to the Premises nor shall there be any improvement allowance, rental abatement or other tenant concessions provided by Landlord in connection with the Renewal Term notwithstanding the consideration of those items in determining the Fair Market Rent.

Tenant shall deliver written notice (the “Renewal Notice”) to Landlord of Tenant’s election to exercise the renewal option granted herein not more than eighteen (18) months nor less than fourteen (14) months prior to the expiration of the Initial Term. In the event Tenant fails to deliver a Renewal Notice within the time period set forth above, Tenant’s right to extend the term hereof shall expire and be of no further force and effect.

Landlord and Tenant shall negotiate in good faith to determine the Basic Rent for the Renewal Term for a period of thirty (30) days after the date on which Landlord receives the Renewal Notice. In the event Landlord and Tenant fail to agree in writing upon the Fair Market Rent within said 30-day period, Tenant may (upon written notice to Landlord within five (5) Business Days following the expiration of said 30-day period) waive its right to renew and rescind the Renewal Notice, or if Tenant fails to deliver such written notice within such five (5) Business Day Period, the Fair Market Rent shall be determined by the appraisal procedure set forth below:

■     Within ten (10) days of the expiration of the 30-day period, each party, by giving written notice to the other party, shall appoint an appraiser to render a written opinion of the Fair Market Rent for the Renewal Period. Each appraiser must be a member of the Appraisal Institute of America (MAI) for at least five years and with at least ten (10) years’ experience in the appraisal of rental rates of office properties in the area in which the Premises are located and otherwise unaffiliated with either Landlord or Tenant. The two appraisers shall render their written opinion of the Fair Market Rent for the Renewal Period to Landlord and Tenant within ten (10) days after the appointment of the second appraiser. If the Fair Market Rent of each appraiser is within five percent (5%) of each other, then the average of the two appraisals of Fair Market Rent shall be the Basic Rent for the Renewal Period (subject to the minimum rate defined in this renewal option). If one party does not appoint its appraiser as provided above, then the one appointed shall determine the Fair Market Rent. The Fair Market Rent so determined under this subparagraph shall be binding on Landlord and Tenant.

■     If the Fair Market Rent determined by the appraisers is more than five percent (5%) apart, then the two appraisers shall pick a third appraiser within ten (10) days after the two appraisers have rendered their opinions of Fair Market Rent as provided above. If the two appraisers are unable to agree on the third appraiser within said ten (10) day period, Landlord and Tenant shall mutually agree on a third appraiser within ten (10) days thereafter. The third appraiser shall be a person who has not previously acted in any capacity for either party and must meet the qualifications stated above.

■     Within ten (10) days after its appointment, the third appraiser shall render its written opinion of the Fair Market Rent for the Renewal Period (“Third Opinion”), and the Fair Market Rent for the Renewal Period shall be the appraisal of Fair Market Rent made by Landlord’s or Tenant’s appraiser that is closest to the Fair Market Rent specified in the Third Opinion (subject to the minimum rate defined in this renewal option). If the Fair Market Rent set forth in the Third Opinion is equidistant from the Fair Market Rent made by Landlord’s or Tenant’s appraiser, then the Fair Market Rent contained in the Third Opinion shall be the Basic Rent during the Renewal Period. The Fair Market Rent so determined under this subparagraph shall be binding on Landlord and Tenant.

■    Each party shall bear the cost of its own appraiser and, if applicable, one-half (1/2) the cost of the third appraiser.

After the Fair Market Rent for the Renewal Period has been established in accordance with the terms hereof, Landlord and Tenant shall promptly execute an amendment to this Lease to reflect the Basic Rent for the Renewal Period.

2nd RENEWAL.     Provided that Tenant is not in default of any of the terms, covenants and conditions of the Lease beyond any applicable cure period as of the date of the 2nd Renewal Notice or as of the scheduled commencement date of the 2nd Renewal Term and Tenant renewed the Lease following the Initial Term as set forth above, Tenant shall have the right and option to extend the Term for one (1) additional term of sixty (60) months beyond the expiration of the Renewal Period (the “2nd Renewal Period”). Such extension shall be on the same terms, covenants and conditions as provided for in the Renewal Period except that (i) the Basic Rent during the 2nd Renewal Period shall be at Fair Market Rent, provided, however, notwithstanding anything herein to the contrary, in no event shall the monthly Basic Rent payable during the 2nd Renewal Term be less than the Basic Rent payable during the last month of the Renewal Term) and (ii) Landlord shall not be obligated to make any improvements or alterations in or to the Premises nor shall there be any improvement allowance, rental abatement or other tenant concessions provided by Landlord in connection with the 2nd Renewal Term notwithstanding the consideration of those items in determining the Fair Market Rent.

Tenant shall deliver written notice (the “2nd Renewal Notice”) to Landlord of Tenant’s election to exercise the renewal option granted herein not more than eighteen (18) months nor less than fourteen (14) months prior to the expiration of Renewal Period. In the event Tenant fails to deliver the 2nd Renewal Notice within the time period set forth above, Tenant’s right to extend the Term for the 2nd Renewal Period shall expire and be of no further force and effect.

Landlord and Tenant shall negotiate in good faith to determine the Basic Rent for the 2nd Renewal Term for a period of thirty (30) days after the date on which Landlord receives the 2nd Renewal Notice. In the event Landlord and Tenant fail to agree in writing upon the Fair Market Rent within said 30-day period, Tenant may (upon written notice to Landlord within five (5) Business Days following the expiration of said 30-day period) waive its right to renew and rescind the Renewal Notice, or if Tenant fails to deliver such written notice within such five (5) Business Day Period, the Fair Market Rent shall be determined by the appraisal procedure set forth above.

After the Fair Market Rent for the 2nd Renewal Period has been established in accordance with the terms hereof, Landlord and Tenant shall promptly execute an amendment to this Lease to reflect the Basic Rent for the 2nd Renewal Period.

Tenant shall not have the right to renew the Lease for the Renewal Period or the 2nd Renewal Period for any amount of space less than the entire Premises under the Lease. Additionally, Tenant’s rights to renew the Lease for the Renewal Period or the 2nd Renewal Period are personal to Tenant and its Permitted Transferees.

EXHIBIT 5

BASIC RENT CHART

Phase	Location
Phase I	Approx. 57,250 square feet of the Building
Phase II	Approx. 28,625 square feet of the Building
Phase III	Approx. 28,625 square feet of the Building

[Remainder of Page Intentionally Blank - Basic Rent Schedule Appears on Following Page]

Period	Phase I	Phase II	Phase III	Annual Basic Rent	Monthly Basic Rent
Commencement Date - 6/30/2020	X			$0.00	$0.00
7/1/2020 - 6/30/2021	X			1,116,375.00	93,031.25
7/1/2021 - 6/30/2022	X	X		1,708,053.75	142,337.81
7/1/2022 - 6/30/2023	X	X	X	2,322,953.10	193,579.43
7/1/2023 - 6/30/2024	X	X	X	2,369,412.16	197,451.01
7/1/2024 - 6/30/2025	X	X	X	2,416,800.41	201,400.03
7/1/2025 - 6/30/2026	X	X	X	2,465,136.41	205,428.03
7/1/2026 - 6/30/2027	X	X	X	2,514,439.14	209,536.60
7/1/2027 - 6/30/2028	X	X	X	2,564,727.92	213,727.33
7/1/2028 - 6/30/2029	X	X	X	2,616,022.48	218,001.87
7/1/2029 - 6/30/2030	X	X	X	2,668,342.93	222,361.91
7/1/2030 - 6/30/2031	X	X	X	2,721,709.79	226,809.15
7/1/2031 - 6/30/2032	X	X	X	2,776,143.99	231,345.33
7/1/2032 - 6/30/2033	X	X	X	2,831,666.87	235,972.24
7/1/2033 - 6/30/2034	X	X	X	2,888,300.20	240,691.68
7/1/2034 - 6/30/2035	X	X	X	2,946,066.21	245,505.52

EXHIBIT 23

FORM OF SNDA

[see following page]

RETURN TO:

Citibank, N.A.

388 Greenwich Street, 6th Floor

New York, NY 10013

Attn: Ana Rosu Marmann

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereinafter referred to as “Agreement”) made as of the __ day of July, 2019, among CITIBANK, N.A., a national banking association, as administrative agent (in such capacity, together with its successors, assigns, designees and/or nominees, collectively hereinafter referred to as “Administrative Agent”) for the Lenders (defined below), CARIS MPI, INC., a Texas corporation (hereinafter referred to as “Tenant”), and KCP NNN II LEASEHOLD 4, LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”).

RECITALS:

A.           Tenant is the tenant and lessee under a certain Lease dated July __, 2019 (as the same may now or hereafter be amended, restated, replaced or otherwise modified, collectively, the “Lease”) relating to the premises described in the Lease (hereinafter referred to as the “Premises”), located at the real property more particularly described on Exhibit A attached hereto (hereinafter referred to as the “Property”).

B.            Certain lenders (the “Lenders”) have made or are making one or more loans (collectively, the “Loan”), which such Loan is (i) secured by a deed of trust, mortgage or security deed (as the same may be amended, restated, extended, or otherwise modified from time to time, the “Mortgage”) and an assignment of leases and rents (as the same may be amended, restated, extended, or otherwise modified from time to time, the “Assignment of Leases”), in each case, from Landlord to Lender covering the Property including the Premises, and (ii) evidenced by certain other documents and instruments by and among Lender and Landlord, among others (the same, together with the Mortgage and Assignment of Leases, collectively, the “Loan Documents”).

C.            Tenant has agreed that the Lease shall be subject and subordinate to the Loan and Loan Documents, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1.             Subordination and Consent. Subject to Section 2 below, Administrative Agent, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby (including, without limitation, any option or rights contained in the Lease, or otherwise existing, to acquire any or all of the Premises, or any superior leasehold interest therein), is and shall continue to be subject and subordinate in all respects to the lien and terms of the Loan Documents, and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advances made thereunder. Tenant acknowledges that Landlord will execute and deliver to Administrative Agent an assignment of the Lease as security for the Loan, and Tenant hereby expressly consents to such assignment. Tenant agrees that if there is a default by Landlord in the performance and observance of any of the terms of such Loan, Administrative Agent may, at its option, demand all rents due under the Lease be paid by Tenant directly to Administrative Agent on behalf of the Lenders at the address specified below, or as otherwise specified by Administrative Agent. Tenant agrees that upon Tenant’s receipt of Administrative Agent’s written request for payment of rent directly to Administrative Agent on behalf of the Lenders, Tenant will thereafter timely remit any and all payments due under the Lease directly to, and payable to the order of, Administrative Agent on behalf of the Lenders. Such payments to Administrative Agent on behalf of the Lenders will constitute performance of Tenant’s payment obligations under the Lease and Landlord hereby agrees that Tenant shall receive credit against rent due under the Lease for any such payments made to Administrative Agent.

2.            Non-Disturbance. Administrative Agent does hereby agree with Tenant that, in the event Administrative Agent succeeds to Landlord’s interest in the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) the Lease shall continue in full force and effect as a direct Lease between Administrative Agent and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease and any renewals thereof, and Administrative Agent will not disturb the possession of Tenant, (b) Tenant’s occupancy and possession of the Premises and Tenant’s other rights and privileges under the Lease, including, without limitation, the use and distribution of insurance and condemnation proceeds as set forth in the Lease, shall not be disturbed or interfered with by Administrative Agent (1) in the exercise of any of its foreclosure or other rights under the Mortgage, (2) by any conveyance in lieu of foreclosure, or (3) by any other action taken by Administrative Agent during the term of the Lease and any renewals thereof, except in each case as may be permitted as by a successor Landlord in accordance with the terms of the Lease, and ( c) the Premises shall be subject to the Lease and Administrative Agent shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease (including any renewals thereof) in accordance with the provisions thereof; provided, however, that Administrative Agent shall not be:

(i)              subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord), except for offset rights expressly provided for in the Lease and for which Administrative Agent received written notice of the matter giving rise to such offset and was afforded the opportunity to cure as required by this Agreement;

(ii)             liable for any act or omission of any prior landlord (including Landlord), except acts or omissions that are continuing at the time of attornment of which Administrative Agent received written notice and was afforded the opportunity to cure as required by this Agreement;

(iii)            bound by any rent or additional rent which Tenant might have paid more than one (1) month in advance or any security deposit (which has not, as such, been transferred to Administrative Agent) or other prepaid charge paid to any prior landlord (including Landlord);

(iv)            bound by any amendment or modification of the Lease as to (a) any reduction in the term of the Lease, (b) any reduction in the rent payable under the Lease, or (c) a material reduction of the obligations of Tenant or a material increase of the obligations of Landlord under the Lease, unless Administrative Agent has approved or consented to such amendment or modification in writing;

(v)             liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to Administrative Agent; or

(vi)            obligated to reimburse Tenant for the cost of any Tenant Improvements constructed by or on behalf of Tenant in accordance with the Work Letter; provided, however, following Administrative Agent’s succession to Landlord’s interest in the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, if Administrative Agent fails to pay to Tenant any installment of the Allowance when due pursuant to the Work Letter, then, provided that Tenant has satisfied all of the requirements set forth in the Work Letter with respect to such disbursement of the Allowance, Tenant shall be entitled to offset against Rent next becoming due under the Lease the amount of the installment then due until such amount has been fully offset.

Except to the extent required under applicable law or in order for Administrative Agent to avail itself and the Lenders of and complete the foreclosure or other remedy, and provided that such complaint or action does not seek termination of Tenant’s interest and estate under the Lease, Administrative Agent shall not name Tenant in any foreclosure or other action or proceeding initiated by Administrative Agent pursuant to the Loan Documents. Tenant acknowledges and agrees that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the lien and terms of the Loan Documents and is hereby waived and released as against Administrative Agent and the Lenders.

3.             Attornment. Tenant does hereby agree with Administrative Agent that, in the event Administrative Agent becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, then the Lease shall continue as a direct Lease between Tenant and Administrative Agent upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, and Tenant shall attorn to and recognize Administrative Agent as the landlord under the Lease, and shall perform and observe Tenant’s obligations thereunder, for the remainder of the term thereof. Tenant further covenants and agrees to execute and deliver upon request of Administrative Agent an agreement of attornment reasonably acceptable to Administrative Agent or any subsequent titleholder of the Premises, which agreement shall include non-disturbance provisions reasonably acceptable to Tenant. This Agreement, when fully executed, delivered and recorded, satisfies the requirement in Section 23 of the Lease relating to the grant of a non-disturbance agreement with respect to the Mortgage.

4.            Lease Defaults. In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Administrative Agent and Administrative Agent shall have the right (but not the obligation) to cure such default. Other than as provided in Section 36(b) of the Lease, Tenant shall not take any action with respect to such default under the Lease, including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder, for a period equal to the greater of (a) the period of time afforded Landlord under the Lease to cure or remedy such default or (b) thirty (30) days following receipt of such written notice by Administrative Agent; provided, however, that in the case of any default which cannot with diligence be cured within said period, if Administrative Agent shall proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity, the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of such default with diligence and continuity, not to exceed one hundred eighty (180) days in the aggregate.

5.            Obligations and Liability of Administrative Agent. Administrative Agent shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession. Furthermore, in the event that Administrative Agent shall acquire Landlord’s interest in the Property, Administrative Agent shall have no obligation, nor incur any liability, beyond Administrative Agent’s then equity interest, if any, in the Property, and Tenant shall look exclusively to such equity interest of Administrative Agent, if any, in the Property for the payment and discharge of any obligations or liability imposed upon Administrative Agent hereunder, under the Lease (or under any new lease with Tenant), and Administrative Agent is hereby released and relieved of any other obligations or liability hereunder, under the Lease or under any such new lease. Administrative Agent shall not, either by virtue of the Loan Documents or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Administrative Agent shall have acquired the Landlord’s interest in the Property and, except as specifically set forth in this Agreement, such liability or obligation of Administrative Agent under the Lease (as modified by the terms of this Agreement) shall extend only to those liability or obligations accruing subsequent to the date that Administrative Agent has acquired Landlord’s interest in the Property. Neither the Loan Documents nor this Agreement shall, prior to Administrative Agent’s acquisition of Landlord’s interest in the Property, operate to place responsibility for the control, care, management or repair of the Property upon Administrative Agent or impose upon Administrative Agent responsibility for the carrying out of any of the terms or conditions of the Lease, and Administrative Agent shall not be responsible or liable for any waste committed on either the Premises or the Property by any party whatsoever, for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of either the Premises or the Property.

6.            Severability. If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

7.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

8.             Notices. Until the Mortgage has been released of record and a copy of such release delivered to Tenant, Tenant will mail or deliver to Administrative Agent, at the address and in the manner herein below provided, a copy of all notices required to be given to the Landlord by Tenant under and pursuant to the terms and provisions of the Lease, provided that Administrative Agent agrees to keep any information contained in such notices confidential. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery. Notice so given shall be effective, as applicable, upon (i) the third (3rd) day following the day such notice is deposited with the U.S. Postal Service, (ii) delivery to the addressee, or (iii) upon delivery to such third party delivery service. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be:

Administrative Agent:	Citibank, N .A.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: CMBS Real Estate Legal Notices

Landlord:	KCP NNN II Leasehold 4, LLC
c/o Kawa Capital Partners LLC
21500 Biscayne Boulevard, Suite 700
Aventura, Florida 33180
Attention: General Counsel

Tenant:	Caris MPI, Inc.
750 W. John Carpenter Freeway, Suite 800
Irving, TX 75039
Attention: Michael Halbert, SVP Human Resources

with a copy to:	Caris MPI, Inc.
750 W. John Carpenter Freeway, Suite 800
Irving, TX 75039
Attention: Legal Department

Notwithstanding the foregoing, any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth herein. Any address so designated shall include a street address for courier delivery.

9.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns, it being understood that the obligations and agreements herein of each of the parties shall extend to any person who shall have succeeded to its interest under the Loan Documents and the Lease. Without limitation of any provision contained herein, as used herein, the term (i) “landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease and (ii) “Administrative Agent” refers to Administrative Agent acting as authorized agent of the Lenders and to any assignee of the note secured by the Mortgage and Administrative Agent’s servicer of the Loan, if any.

10.          Tenant’s Personal Propertv. In no event shall the Mortgage cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of Tenant’s moveable trade fixtures, business equipment, furniture, signs or other personal property at any time placed on or about the Premises.

11.          Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Agreement, if executed by Tenant but not by all parties necessary to fully execute the same, is valid for only thirty (30) days from the date Tenant executed this Agreement. This Agreement is contingent upon Tenant receiving an original fully executed copy of the Agreement within such 30-day period, the failure of which shall automatically cause this Agreement to become null and void.

12.         Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

ADMINISTRATIVE AGENT:

CITIBANK, N.A.

By:
its Authorized Signatory

ACKNOWLEDGMENT

STATE OF ____________	)
	)	ss:
COUNTY OF __________	)

On the ___day of ____, in the year 2019, before me, the undersigned, a Notary Public in and for said State, personally appeared __________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public
[SEAL]

TENANT:

CARIS MPI, INC.,
a Texas corporation

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on July _____, 2019, by ____________, ___________ of Caris MPI, Inc., a Texas corporation, on behalf of said corporation.

Notary Public in and for the State of Texas

My commission expires:

LANDLORD:

KCP NNN II LEASEHOLD 4, LLC,
a Delaware limited liability company

By:
	Name:	Daniel Ades
	Title:	Chief Executive Officer

ACKNOWLEDGMENT

STATE OF ____________	)
	)	ss:
COUNTY OF __________	)

On the ____ day of ___, in the year 2019, before me, the undersigned, a Notary Public in and for said State, personally appeared Daniel Ades, as Chief Executive Officer of KCP NNN II Leasehold 4, LLC, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public
[SEAL]

EXHIBIT A TO SNDA

LEGAL DESCRIPTION

EXHIBIT 24-1

ESTOPPEL CERTIFICATE

The undersigned, CARIS MPI, INC., a Texas corporation (the “Tenant”), is the tenant under a lease (the “Lease”) dated ____________, 2019, between Tenant and _______________________, a Delaware limited liability company, as the landlord (the “Landlord”), of certain real property located at 3600 W. Royal Lane, Irving, Texas 75063, and legally described on attached Exhibit A (the “Premises”). With the understanding that _______________ _________________, (together with its successors and assigns, “Lender”), a(n) ___________, will rely upon the covenants, representations and statements made herein in [select one]

[---making a mortgage loan of $______________, more or less (the “Loan”) to Landlord evidenced by [a Promissory Note] (the “Note”) in the aggregate principal amount of the Loan, executed by Landlord in favor of Lender and secured by a [Mortgage and Security Agreement] (the “Deed of Trust”) creating a first lien on the Premises and Landlord’s interest in the Lease and by an [Assignment of Leases and Rents] (the “Assignment of Leases and Rents”) creating a direct and absolute assignment to Lender of all of Landlord’s rights, title and interest as Landlord in and to the Lease and all rent due thereunder], [OR]

[---acquiring title to the land forming part of the Premises and leasing the same back to Landlord pursuant to a Ground Lease.]

Tenant understands that Lender will rely upon the covenants, representations and warranties made herein [in making the Loan or entering into said Ground Lease transaction] and Tenant hereby covenants and certifies as follows (terms used herein which are not otherwise defined herein shall have the meaning ascribed to them in the Lease) as of the date hereof:

1.         The Tenant is the owner and holder of all rights, title and interest in the leasehold estate created by the Lease and has no actual knowledge of any prior assignment of the Landlord’s interest in the Lease, except as described above in favor of Lender.

2.          Tenant and/or its Affiliates and subtenants are in possession of the Premises and have accepted the condition thereof.

3.          Attached hereto is a true and correct copy of the Lease and the following amendments thereto: [If none, state “None.”] The Lease is in full force and effect and has not been modified, supplemented, canceled or amended in any respect except as stated above.

4.          The Term of the Lease commenced on _____________, _____________, and continues through ___________ [unless extended as provided in the Lease]. The Tenant is currently obligated to pay Basic Rent in monthly installments in the amount of $___________, which rent obligation is continuing and is not past due or delinquent in any respect. No installment of rent has been prepaid more than thirty (30) days before it comes due.

5.          To Tenant’s actual knowledge, no event has occurred or is continuing which would constitute a default by either the Tenant or the Landlord under the Lease or would constitute such a default but for the requirement that notice be given or that a period of time elapse or both.

6.         Beginning with the payment of Basic Rent due ______ , Tenant hereby acknowledges and agrees to comply with Landlord’s authorization and direction to Tenant to make all payments of Basic Rent due under the Lease directly to Lender until otherwise advised in writing by Lender by wire transfer of immediately available funds to Lender pursuant to instructions given by Lender from time to time.

7.          For so long as the Loan is outstanding, Tenant agrees to deliver to Lender (at the address provided hereinbelow) a courtesy copy of any written notice by Tenant to Landlord claiming default by Landlord under the Lease, and Tenant authorizes Landlord to provide to Lender copies of any financial statements required to be provided by Tenant to Landlord under the Lease, provided that Lender shall keep such financial statements confidential. Lender’s notice address is as follows:

Attention:

8.          Without the prior written consent of the Lender, Tenant agrees not to enter into any agreement subordinating, terminating, amending or modifying the Lease, so long as [the Loan has not been repaid in full]. Any such attempted subordination, modification, amendment or termination shall be void. In the event that the Lease shall be amended, modified or supplemented with the Lender’s prior written consent, the Lease as so amended, modified or supplemented shall continue to be subject to the provisions of this Certificate.

9.          This Certificate may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto or their respective successors in interest. This Certificate shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns, and to no other person or entities. The representations, warranties and agreements made herein shall survive the closing of [the Loan or Ground Lease transaction] between the Lender and Landlord.

10.       Tenant agrees that it shall, pursuant to Paragraph 23 of the Lease and any Subordination, Non-Disturbance and Attornment Agreement between Tenant and Lender, attorn to and recognize Lender as the Landlord under the Lease, should Lender become the Landlord under the Lease.

11.        In the event title to the Premises, or any part thereof, is acquired by or becomes vested in the Tenant, whether pursuant to the Lease or otherwise, there shall be no merger of estates and the Lease shall not terminate or be affected thereby unless and until any Mortgage has been released.

12.        For so long as the [Loan is outstanding or the Ground Lease continues], Lender or its designee may upon reasonable prior notice (and, at the option of Tenant, accompanied by a representative of Tenant) enter upon the Premises during regular business hours to visit or inspect the Premises at such reasonable times as Lender or its designee may request. Receipt by Tenant of a recorded release of the Deed of Trust shall be prima facie evidence that the Loan is no longer outstanding.

13.        The Lease and this Certificate have been duly authorized, executed and delivered by Tenant and constitute legal, valid and binding instruments enforceable against Tenant in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and general principles of equity.

14.        As between Landlord and Tenant, the execution and delivery of this Certificate shall in no way expand the rights or obligations of the Landlord and Tenant arising under the Lease.

15.        The Guaranty is in full force and effect and is binding upon, and enforceable against, Guarantor in accordance with its terms.

This Certificate shall be governed by the laws of Texas.

Tenant also makes the above certifications and representations for the benefit of Landlord and its successors and assigns, with the understanding that they will be relied upon by Landlord.

IN WITNESS WHEREOF, this Certificate has been duly executed and delivered by the undersigned as of _____________, _____________.

TENANT:

By:
Name:
Its:

EXHIBIT 24-2

ESTOPPEL CERTIFICATE

 The undersigned, CARIS MPI, INC., a Texas corporation (the “Tenant”), is the tenant under a lease (the “Lease”) dated _______________, 2019, between Tenant and _____________________, a Delaware limited liability company, as the landlord (the “Landlord”) of certain real property located in the County of Dallas, State of Texas commonly known as 3600 W. Royal Lane, Irving, Texas 75063, and legally described on attached Exhibit A attached hereto (the “Premises”). With the understanding that ___________________ (together with its successors and assigns, “Purchaser”) will rely upon the representations and warranties made herein in purchasing the Premises and accepting an assignment of Landlord’s interest in the Lease [ or purchasing the ownership interests in Landlord], Tenant hereby certifies as follows (terms used herein which are not otherwise defined herein shall have the meaning ascribed to them in the Lease) as of the date hereof:

1.          The Tenant is the owner and holder of all rights, title and interest in the leasehold estate created by the Lease and has no actual knowledge of any prior assignment of the Landlord’s interest in the Lease except the assignment by Landlord pursuant to [reference mortgage and/or assignment of leases and rents].

2.          Tenant and/or its Affiliates and subtenants are in possession of the Premises and have accepted the condition thereof.

3.          Attached hereto is a true and correct copy of the Lease and the following amendments thereto: [If none, state “None.”] The Lease is in full force and effect and has not been modified, supplemented, canceled or amended in any respect except as stated above.

4.          The Term of the Lease commenced on ___________ and continues through ________ [unless extended as provided in the Lease]. The Tenant is currently obligated to pay Basic Rent in monthly installments in the amount of $_______, which rent obligation is continuing and is not past due or delinquent in any respect. No installment of rent has been prepaid more than thirty (30) days before it comes due.

5.          To Tenant’s actual knowledge, no event has occurred or is continuing which would constitute a default by either the Tenant or the Landlord under the Lease or would constitute such a default but for the requirement that notice be given or that a period of time elapse or both.

6.          The Lease and this Certificate have been duly authorized, executed and delivered by Tenant and constitute legal, valid and binding instruments enforceable against Tenant in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally incurred.

7.          The Guaranty is in full force and effect and is binding upon, and enforceable against, Guarantor in accordance with its terms.

This Certificate shall be governed by the laws of Texas.

Tenant also makes the above certifications for the benefit of Landlord and its successors and assigns, with the understanding that they will be relied upon by Landlord.

IN WITNESS WHEREOF, this Certificate has been duly executed and delivered by the undersigned as of ____________, ______.

TENANT:

By:
Name:
Its:

EXHIBIT 30

Prepared by and

when recorded send to:

Greenberg Traurig, P.A.

Attn: Michael Larson

333 S.E. 2nd Ave., Suite 4400

Miami, FL 33131

MEMORANDUM OF LEASE

This MEMORANDUM OF LEASE (this “Memorandum”) is made and entered into effective as of _______, 2019 (the “Effective Date”), by and between ______________________, a Delaware limited liability company (“Landlord”), and CARIS MPI, INC., a Texas corporation (“Tenant”).

I.          Lease. Concurrently herewith, Landlord and Tenant have entered into that certain Lease (as amended from time to time, the “Lease”), pursuant to which Landlord has leased to Tenant, and Tenant has leased from Landlord, those certain premises commonly known as 3600 W. Royal Lane, Irving, Dallas County, Texas 75063, more particularly described on Exhibit A attached hereto and made a part hereof (the “Real Property”), and all buildings located on the Real Property, together with all rights, privileges, easements and appurtenances belonging to or in any way pertaining to said premises and together with the improvements and fixtures located upon said premises (collectively, the “Premises”).

2.          Term. The effective date of the Lease is ______, 2019, and the initial Term thereunder expires June 30, 2035. Tenant has the right to renew the term of the Lease for two (2) periods of sixty (60) months each, as more fully set forth in the Lease.

3.          Notice. This Memorandum is executed for the purpose of recordation in the Real Property Records of Dallas County, Texas, in order to give notice of the key terms, provisions and conditions of the Lease, and is not intended and shall not be construed, to define, limit or modify the Lease. In the event of a conflict between the terms of the Lease and this Memorandum, the terms of the Lease shall control. Any party acquiring any interest in the Real Property or the Premises on or after the date hereof shall do so subject to the terms and provisions of the Lease and Tenant’s rights thereunder.

4.          Counterparts. This Memorandum may be executed in separate counterparts, each such counterpart being deemed an original, and all of which taken together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Memorandum is executed as of the dates set forth in the acknowledgments below to be effective as of the Effective Date.

LANDLORD:

___________________________ ,
a Delaware limited liability company

By:
Name:
Title:

STATE OF ___________	§
§
COUNTY OF	§

This instrument was acknowledged before me on ____________, 2019, by _________________, __________________ of ___________________, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public in and for the State of _____________________

My commission expires:

TENANT:

CARIS MPI, INC.,
a Texas corporation

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on ___________, 2019, by ________________, ________________ of Caris MPI, Inc., a Texas corporation, on behalf of said corporation.

Notary Public in and for the State of Texas

My commission expires:

EXHIBIT A TO MEMORANDUM OF LEASE

LEGAL DESCRIPTION

EXHIBIT 41

GUARANTY

[see following page]

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this “Guarantv”) is made as of this __ day of July, 2019, by Caris Life Sciences, Ltd., a Cayman Islands exempted limited company (“Guarantor”), in favor of KCP NNN II LEASEHOLD 4, LLC, a Delaware limited liability company (“Landlord”).

RECITALS

A.	Landlord and Caris MPI, Inc., a Texas corporation (“Tenant”), have entered into that certain Lease dated as of July , ____2019 (said Lease, as hereafter supplemented, amended, restated, renewed, extended, replaced or modified, hereinafter referred to as the “Lease”), pursuant to which Tenant leases from Landlord certain Premises (as defined in the Lease) commonly known as 3600 W. Royal Lane, Irving, Texas 75063, all as more particularly described in said Lease.

B.	Landlord has required as a condition to its execution and performance of the Lease that Guarantor execute and deliver this Guaranty of all of the obligations of Tenant arising and all sums due by Tenant under the Lease. The execution and delivery of this Guaranty by Guarantor is a material inducement to Landlord for the execution and performance of the Lease.

C.	Guarantor owns directly or indirectly all of the ownership interest in Tenant and, having a financial interest in Tenant, will be benefited by the Lease. Accordingly, Guarantor has agreed to execute, deliver and perform this Guaranty.

NOW, THEREFORE, in consideration of the Recitals set forth above and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.             Recitals: Defined Terms. The Recitals set forth above are incorporated herein and shall be deemed terms and provisions hereof. All capitalized terms which are not expressly defined in this Guaranty shall have the same meanings herein as are ascribed to such terms in the Lease.

2.            Guaranty. For the consideration described herein and subject to the limitations hereof, Guarantor hereby absolutely and unconditionally guarantees to Landlord:

(a)           the full and prompt payment when due, whether upon acceleration or otherwise, and at all times thereafter, of any and all rentals, charges, debts and obligations of Tenant pursuant to the Lease for the payment of money, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, known or unknown to Guarantor at the time of the execution of this Guaranty including, without limitation, all Basic Rent and Additional Rent, amounts required to discharge mechanics’ and materialmen’s liens and claims therefor, and any other sums which may now be or hereafter become due by Tenant under the Lease;

(b)            the payment of all Enforcement Costs (as hereinafter defined); and

(c)            the full, complete and punctual observance, performance and satisfaction of all covenants, terms, conditions, obligations, duties and agreements of Tenant under the Lease.

All amounts due and debts, liabilities and payment obligations described in Paragraph 2(a) and 2(b) are referred to herein as the “Liabilities.” All obligations described in Paragraph 2(c) are referred to herein as the “Obligations.”

3.             Landlord’s Remedies.

(a)            This Guaranty is an absolute, unconditional, irrevocable, present and continuing guaranty of payment and performance and not merely a guaranty of collection. In the event of any default by Tenant under the Lease, after the expiration of any notice and cure period applicable thereto, Guarantor agrees on demand by Landlord to pay all Liabilities then due hereunder, regardless of any defense, right of setoff or claim which Tenant or Guarantor may have against Landlord. In the event that there shall be any default by Tenant in the due and timely performance and observance of the Obligations after the expiration of any notice and cure period applicable thereto, then, in such event, Guarantor agrees, on demand by Landlord: (i) to perform such Obligations, and (ii) to indemnify and hold Landlord and the other Indemnified Parties (as defined in the Lease) harmless from and against any and all loss, damage, cost, expense, injury or liability Landlord or the other Indemnified Parties may suffer or incur in connection with the exercise of their rights under the Lease or this Guaranty. If Guarantor fails to commence and pursue diligently the performance of the Obligations within five (5) Business Days after its receipt of written notice from Landlord demanding the performance of Guarantor, then, either before or after pursuing any other remedy of Landlord against Guarantor or Tenant and regardless of whether Landlord shall ever pursue any such other remedy, Landlord shall have the right (but not the obligation) to perform such Obligations or to call upon any other reputable parties to perform such Obligations, with such changes or modifications as Landlord reasonably deems necessary or appropriate, and shall have the right to expend such sums as Landlord in its reasonable discretion deems proper in order so to complete the performance of such Obligations. During the course of the performance of any Obligations undertaken by Landlord or by any other party on behalf of Landlord, Guarantor shall pay on demand any amounts due to third parties in connection therewith. All amounts required to be paid under this Section 3 shall be included within the term “Liabilities,” and all obligations required to be performed under this Section 3 shall be included within the term “Obligations.”

(b) Notwithstanding anything to the contrary herein contained, in any action to enforce any of the liabilities or obligations of Guarantor under this Guaranty, Landlord, at its election, may proceed against Guarantor with or without: (i) joining Tenant in any such action; (ii) commencing any action against or obtaining any judgment against Tenant; or (iii) commencing any proceeding to enforce or realize upon any collateral or other security (including, without limitation, any security deposit or other guaranties) which may be given to secure Tenant’s obligations under the Lease, or to obtain any judgment, decree or foreclosure sale with respect thereto. Nevertheless, the maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease or to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from demanding and receiving the payment of such sums and the performance of such other terms, covenants and conditions from Guarantor, or from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease. Guarantor does hereby consent that, without affecting the liability of Guarantor under this Guaranty and without notice to Guarantor, time may be given by Landlord to Tenant for payment of Basic Rent and Additional Rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by Legal Requirements or by the Lease, and may proceed either against Tenant alone or jointly against Tenant and Guarantor or against Guarantor alone without first proceeding or exhausting any remedy or claim against Tenant.

4.             Return of Payments: Duty to Remain Informed.

(a)            Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Landlord to any Liabilities is rescinded or returned by Landlord for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of any party), such Liabilities shall, for the purposes of this Guaranty, be deemed to have continued in existence to the extent of such payment, notwithstanding such application by Landlord, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Landlord had not been made. Guarantor does hereby further agree that with respect to any payments made by Guarantor hereunder, Guarantor shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant, and Guarantor hereby waives all such rights to the fullest extent permitted by Legal Requirements.

(b)           Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing risk of Tenant’s default under the Lease which reasonable inquiry would reveal, and agrees that Landlord shall have no duty to advise Guarantor of information known to it regarding any such condition or circumstance.

5.             No Discharge. Guarantor agrees that the obligations, covenants and agreements of Guarantor under this Guaranty shall not be affected or impaired by any act of Landlord, or any event or condition except the full, final and unavoidable performance of all Obligations and payment of all Liabilities and any other sums due hereunder. Guarantor agrees that the liability of Guarantor under this Guaranty shall not be discharged, reduced or otherwise affected by, and Guarantor hereby irrevocably consents to: (i) any subsequent change, modification or amendment of the Lease in any of its terms, covenants and conditions, or in the Basic Rent and Additional Rent or any other sums payable thereunder, or in the Premises demised thereby (whether said Premises be expanded, contracted, relocated, substituted or otherwise altered), and to any assignments of the Lease and to any subletting of the Premises, and to any extensions or renewals of the Lease or its Term; (ii) the renewal or extension of time for the payment of the Liabilities or performance of the Obligations under the Lease; (iii) any transfer, waiver, compromise, settlement, modification, surrender or release of Tenant’s obligations under the Lease; (iv) the existence of any defenses to enforcement of the Lease; (v) any failure, omission, delay or inadequacy, whether entire or partial, of Landlord to exercise any right, power or remedy regarding the Lease or to enforce or realize upon (or to make any guarantor a party to the enforcement or realization upon) any of Landlord’s security for the Lease, including, but not limited to, any impairment or release of such security by Landlord; (vi) the existence of any setoff, claim or counterclaim or the reduction or diminution of the Liabilities, or any defense of any kind or nature which Guarantor may have against Tenant or which Tenant or Guarantor has against Landlord; (vii) the application of payments received from any source to the payment of any obligation other than the Liabilities, even though Landlord might lawfully have elected to apply such payments to any part or all of the Liabilities; (viii) the addition or release of any and all other guarantors, obligors and other persons liable for the payment of the Liabilities and/or performance of the Obligations, and the acceptance or release of any and all other security for the payment of the Liabilities and/or performance of the Obligations; (ix) any distress or reentry by Landlord or dispossession of Tenant or any action or remedy taken by Landlord under the Lease following an Event of Default thereunder, including termination of the Lease (in which event the Obligations and Liabilities of Guarantor shall not be reduced, released or otherwise affected and shall continue to accrue as if the Lease had not been so terminated); or (x) any failure of Landlord to notify Guarantor of any default by Tenant under the Lease; all whether or not Guarantor shall have had notice or knowledge of any act, omission or event referred to in the foregoing clauses (i) through (x) inclusive of this Paragraph. In the event that the Lease is modified, renewed or extended in any respect by agreement between Landlord and Tenant either pursuant to an option granted in the Lease or otherwise, or in the event that Tenant holds over beyond the Term of the Lease, then the obligations of Guarantor under this Guaranty shall extend to the full and faithful performance and observance of all of the covenants, terms and conditions of the Lease and of any such modification, renewal or extension thereof. Guarantor intends that Guarantor shall remain liable hereunder as a principal until the full, final and unavoidable performance of all of the Obligations and the full, final and unavoidable payment of all Liabilities, notwithstanding any fact, act, event or occurrence which might otherwise operate as a legal or equitable discharge of a surety or guarantor.

6.             Application of Amounts Received. Any amounts received by Landlord from whatsoever source on account of any Liabilities may be applied by Landlord toward the payment of such Liabilities and in such order of application, as Landlord may from time to time elect.

7.             Waiver.

(a)            Guarantor expressly waives: (i) notice of the acceptance by Landlord of this Guaranty; (ii) notice of the existence, creation, payment or nonpayment of the Liabilities; (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever; and (iv) any failure by Landlord to inform Guarantor of any facts Landlord may now or hereafter know about Tenant, the Lease or the Premises, it being understood and agreed that Guarantor has and will maintain knowledge of and is familiar with Tenant’s financial condition and business affairs, and that Landlord has no duty so to inform, and that Guarantor is fully responsible for being and remaining informed by, Tenant of all circumstances bearing on the Lease and this Guaranty. No modification or waiver of any of the provisions of this Guaranty will be binding upon the parties hereto except as expressly set forth in a writing duly signed and delivered on behalf of the parties hereto. No notice to or demand on Guarantor, in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances.

(b)            To the extent permitted by Legal Requirements, this Guaranty shall be effective as a waiver of, and Guarantor waives, any and all rights, defenses or remedies to which Guarantor may have or may otherwise have been entitled under any suretyship laws or similar laws in effect from time to time including, but not limited to, Section 17.001 of the Texas Civil Practice and Remedies Code, Texas Rule of Civil Procedure 31, and Chapter 43 of the Civil Practice and Remedies Code, entitled Principal and Surety, including without limitation, notice, discharge, levy and subrogation. To the extent permitted by Legal Requirements, Grantor additionally waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

8.             Enforcement Costs. If: (i) the Lease or this Guaranty is placed in the hands of an attorney for enforcement or collection or is enforced or collected through any legal proceeding, or (ii) an attorney is retained to represent Landlord in any proceeding (including, without limitation, any bankruptcy, reorganization, receivership or other proceeding affecting creditors’ rights) involving a claim under the Lease or this Guaranty, then Guarantor shall pay to Landlord upon demand all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs and filing fees, and all other reasonable out-of-pocket costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

9.             Transfer of Lease. Notwithstanding any assignment or transfer of the Lease or any interest therein by Landlord, for collateral purposes or otherwise, each and every immediate and successive assignee, transferee, or other successor in interest with respect to Landlord’s interest under the Lease shall, to the extent of the interests assigned or transferred, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Landlord. Any Mortgagee holding a collateral assignment of the Lease is expressly entitled to the benefits of this Guaranty.

10.             Subordinated Debt. Any indebtedness of Tenant to Guarantor (the “Subordinated Debt”) now or hereafter existing is hereby subordinated to the Liabilities. Guarantor agrees that, after receipt of written notice that an Event of Default exists under the Lease and during the continuance of such Event of Default, Guarantor will not seek, accept or retain for Guarantor’s own account, any payment from Tenant on account of the Subordinated Debt until the full, final and unavoidable payment of the Liabilities. Any payments received by Guarantor on account of the Subordinated Debt while an Event of Default exists under the Lease shall be collected and received by Guarantor in trust for Landlord and shall be paid over to Landlord on account of the Liabilities without impairing or releasing the obligations of Guarantor under this Guaranty except to the except of the payments so paid.

11.           Binding Effect: Successors and Assigns.

(a)            This Guaranty shall bind Guarantor and its successors and assigns; provided that Guarantor shall not be entitled to transfer or delegate its obligations under this Guaranty without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion.

(b)            It is agreed that Guarantor’s liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Liabilities, the Obligations or any part thereof and that Guarantor’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations.

(c)            This Guaranty shall inure to the benefit of, and may be enforced by, Landlord and Landlord’s successors and assigns under the Lease.

12.           One-Time Assignment of Guarantv. Notwithstanding Section 1 l(a), in connection with a Transfer that is a Permitted Successor Event, Guarantor shall have a one-time right, upon not less than thirty (30) days’ prior written notice to Landlord, to assign its obligations under this Guaranty provided that the following requirements are satisfied at the time of the Permitted Successor Event:

(i)            no material default has occurred under this Guaranty beyond any applicable notice and cure period therefor and no Event of Default exists under the Lease which will not be cured in connection with the Permitted Successor Event;

(ii)           the proposed assignee is not an Affiliate of Guarantor and such non-Affiliate proposed assignee shall have a Tangible Net Worth equal to or greater than $50,000,000, as evidenced by such assignee’s latest audited financial statements or other evidence reasonably satisfactory to Landlord;

(iii)          Guarantor shall provide Landlord with such corporate organizational documents, evidence of authority, good standing, and other similar materials as Landlord may reasonably require with respect to the proposed assignee;

(iv)          the proposed assignee shall be in compliance with OF AC regulations of the US Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto;

(v)           the replacement guarantor shall enter into a replacement guaranty in the same form as this Guaranty other than the deletion of this Section 12 and any updates to the names of the parties, dates, and references to the documents referred to herein; and

(vi)         any and all reasonable costs and expenses of Landlord incurred in connection with the foregoing assignment (including, without limitation, Landlord’s reasonable attorneys’ fees, costs and disbursements) up to $2,000.00 are paid to Landlord at or prior to the consummation of the assignment of the Guaranty.

Upon Landlord’s reasonable determination that the foregoing requirements have been satisfied (such date referred to herein as the “Release Date”), then Guarantor shall not have any liability for the Liabilities or Obligations to the extent arising from any circumstance, condition, action, omission or event with respect to the Lease or Tenant first occurring after the Release Date; provided, however, that Guarantor shall remain liable under this Guaranty for any Liabilities or Obligations to the extent arising from any circumstance, condition, action, omission or event occurring on or prior to the Release Date. Landlord shall provide Guarantor with written confirmation of the Release Date.

13.          Miscellaneous.

(a)           This Guaranty constitutes the entire agreement between Guarantor and Landlord with respect to the subject matter hereof and supersedes any and all such prior agreements and understandings, both written and oral. This Guaranty may not be modified or amended except by a written instrument signed by Landlord and Guarantor.

(b)            This Guaranty shall be governed by the laws of the State of Texas without reference to the conflicts of law principles of that state.

(c)            The headings of Paragraphs in this Guaranty are for convenience only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof. As used in this Guaranty, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable where the context so requires.

(d)            If this Guaranty is executed by more than one person or entity, then references to “Guarantor” herein shall be deemed to refer to each such person or entity and the liability of each such person or entity shall be joint and several, and the release by Landlord of any of them shall not release or affect in any manner the obligations of any other of them and this Guaranty shall not be revoked, discharged or impaired as to any such persons or entitles by reason of the death or incapacity or insolvency of any other of them.

(e)           If any provision of this Guaranty, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Guaranty shall be construed as if such invalid part were never included herein.

(f)            Time is of the essence of this Guaranty.

(g)           All payments to be made hereunder shall be made in in currency and coin of the United States of America which is legal tender for public and private debts at the time of payment.

(h)           This Guaranty may be executed at different times and in any number of originals or counterparts, each of which shall be deemed an original, but all of which together shall constitute only one instrument.

(i)           Any notice, demand or request by Landlord to Guarantor or by Guarantor to Landlord hereunder shall be in writing and shall be directed to Landlord or Guarantor (as applicable) as follows:

If to Guarantor:	Prior to July 1. 2020:
Caris Life Sciences, Ltd.
c/o Caris MPI, Inc.
750 W. John Carpenter Freeway, Suite 800
Irving, Texas 75039
Attention: Michael Halbert, SVP Human Resources
Facsimile: ###
Email: ###

with a copy to:	Caris Life Sciences, Ltd.
c/o Caris MPI, Inc.
750 W. John Carpenter Freeway, Suite 800
Irving, Texas 75039
Attention: Legal Department
Facsimile: ###
Email: ###

From and after July 1. 2020:
Caris Life Sciences, Ltd.
c/o Caris MPI, Inc.
3600 W. Royal Lane
Irving, Texas 75063
Attention: Michael Halbert, SVP Human Resources
Facsimile: ###
Email: ###

with a copy to:	Caris Life Sciences, Ltd.
c/o Caris MPI, Inc.
3600 W. Royal Lane
Irving, Texas 75063
Attention: Legal Department
Facsimile: ###
Email: ###

If to Landlord:	KCP NNN II Leasehold 4, LLC
c/o Kawa Capital Partners LLC
21500 Biscayne Boulevard, Suite 700
Aventura, Florida 33180
Attention: General Counsel
Facsimile: ###
Email: ###

with a copy to:	Greenberg Traurig, P.A.
333 S.E. 2nd Avenue, Suite 4400
Miami, Florida 33131
Attention: Gavin Loughlin
Facsimile: ###
Email: ###

Notices shall be either (i) personally delivered (including delivery by reputable overnight courier service) to the offices set forth above, in which case they shall be deemed delivered on the date of delivery to said offices, or (ii) sent by facsimile or email (as applicable), provided that for any notices sent by facsimile or email a copy shall also be sent by personal delivery or overnight delivery service. Any notice actually received or deemed received pursuant to the foregoing provisions on a non-Business Day or after the close of business of the recipient on a Business Day shall be deemed received on the next Business Day. Either party may by written notice to the other party given as provided hereunder change its address for service of notice to any other recognized business address in the continental United States. Any address so designated shall include a street address for courier delivery.

(j)            GUARANTOR KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST LANDLORD OR ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY, THE LEASE, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTIONS OF GUARANTOR, THE TENANT OR THE LANDLORD, OR THE RELATIONSHIPS BETWEEN GUARANTOR, TENANT AND LANDLORD. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LANDLORD ACCEPTING THIS GUARANTY FROM GUARANTOR. Landlord and Guarantor agree to be subject to the jurisdiction of state or federal courts sitting in or for Dallas County, Texas, to accept service of process in any action brought in Texas and to accept service by certified mail or personal service and Landlord and Guarantor waive any objection to personal jurisdiction in any such action.

(k)           Within ten (10) Business Days after receipt of Landlord’s written request, Guarantor shall execute and deliver to Landlord a written statement certifying: (i) the continuing effect and enforceability of this Guaranty; (ii) the absence of any modification of this Guaranty or, if there has been any such modification, stating the same; and (iii) to the knowledge of the signatory, the absence of a default by Landlord under the Lease or the Guaranty, or, if there is such a default, stating the same. Each such statement shall be addressed to, and may be relied upon (and the certificate shall so recite) by Landlord, any Mortgagee, any purchaser of all or part of the Premises and such purchaser’s lender.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first above set forth.

GUARANTOR:

CARIS LIFE SCIENCES, LTD.,

a Cayman Islands exempted limited company

By:
Name:
Its:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on July___, 2019, by________, ______of Caris Life Sciences, Ltd., a Cayman Islands exempted limited company, on behalf of said entity.

Notary Public in and for the State of Texas

My commission expires:_________